Exhibit 99.1

Making a Premier Impact 2021 Sustainability Report

Table of Contents Letter From Our President and CEO 3 Making a Premier Impact 5 Our Business Segments 5 Our Brands 6 Awards, Recognition and Associations 8 Corporate Professional Associations 8 About This Report 9 Governance, Ethics and Responsible Business Practices 10 Supply Chain Management 34 Environmental, Social and Governance Oversight 11 Supply Chain Services 35 Board Diversity and Succession Planning 12 Compliance and Ethics 39 Enterprise Risk Management and Business Continuity 13 Product Quality and Safety 39 Compliance and Ethics 14 Environmental Considerations 43 Cyber Risk Management, Data Security and Customer Privacy 16 Supplier Diversity 46 Government Affairs and Advocacy 19 Supplier Resiliency and Disaster Response 47 Stakeholder Engagement 21 Leading Through the COVID-19 Pandemic 48 Our People and Culture 22 Environmental Management 49 Human Capital Management 23 Energy Management 50 Our People Strategy 23 Waste and Water 51 Total Rewards Philosophy and Program 25 Diversity, Equity, Inclusion and Belonging 27 Frameworks and Standards 52 United Nations Sustainable Development Goals (SDGs) 53 Our Social Responsibility 30 Sustainable Accounting Standards Board (SASB) 54 Improving Patient Outcomes Cost-effectively 31 Supporting the Medically Underserved 31 Improving Health Through Community Development 32 Forward-Looking Statements Matters discussed in this Report that are not statements of historical or current facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC and available on Premier’s website at investors.premier.com. Forward-looking statements speak only as of the date they are made. Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date. www.premierinc.com 2

Letter From Our President and CEO

We are fully committed to further embedding sustainability into our business to transform healthcare and make the world a better place.



On behalf of our employees and Board of Directors, I am thrilled to introduce Premier's inaugural sustainability report.

At Premier, we have long understood the importance and value of environmental, social and governance (ESG), or sustainability, practices. We continue to incorporate them into how we conduct ourselves and our business to achieve our longer-term goals and deliver on our mission to improve the health of communities. This report highlights the numerous ways ESG practices guide us and are embedded in how we do business and support our mission.

Our corporate governance, ethical behaviors and responsible business practices are governed at the highest levels of the organization. We recently formalized our corporate sustainability program, demonstrating our commitment to ESG across our organization. Our Board is responsible for overseeing our sustainability practices and will receive regular updates and recommendations on ongoing sustainability objectives from our Nominating and Governance Committee, which has been delegated principal responsibility for ESG oversight, and our ESG Steering Committee, comprised of leaders from a broad cross section of the business. In elevating ESG to a Board-level mandate and centralizing its management at the highest levels of the company, we are sending a clear message about the importance of, and our focus on, these practices at our company.

Our response to the COVID-19 pandemic underscores our ability to ensure supply chain resiliency and sustainability in healthcare operations. Throughout the pandemic, our company has been at the forefront of response efforts, working to ensure healthcare providers have access to personal protective equipment (PPE), medical supplies and pharmaceuticals to provide care to their patients. Using our unique dataset that encompasses more than 45 percent of U.S. hospital discharges, approximately 812 million outpatient and clinic encounters, and nearly 132 million physician office visits, we developed a tool that can predict future caseloads and supply needs based on the acuity of COVID-19 cases. The only source for such information at scale, this data was shared with the federal government to shape the nation's response efforts and was key to mitigating shortages that could have been devastating for patient care.

Longer term, the pandemic made it abundantly clear that a novel approach to managing the supply chain is needed, one based on greater diversity of manufacturing and suppliers, as well as added transparency. In 2020, we, alongside many of our members, co-invested in domestic manufacturing to help expand production capacities, plant modernization and spur innovation. We have since deployed this co-investment model by partnering with three leading manufacturers of face masks, isolation gowns and pharmaceuticals to support the domestic production of critically needed products. With long-term buying commitments from our group purchasing organization members, we also collaborated with a leading manufacturer to promote the domestic production of critically needed nitrile exam gloves.

Table of Contents
CEO Letter | Making a Premier Impact | Awards and Associations | About This Report | Governance | People and Culture | Social Responsibility | Supply Chain Management | Environmental Management | Frameworks and Standards

We seek to promote an inclusive culture of high-performing individuals, leaders and teams united behind a growth mindset. Our multi-decade legacy demonstrates staying power, yet that alone is no guarantee of future success. We are focused on building a culture with a growth mindset, one that is forward-thinking and committed to transforming healthcare. Our culture of excellence is, in part, reflected in our fiscal 2021 performance, where we increased total revenue by 32 percent to $1.72 billion, driven by strong results in our direct sourcing, technology and consulting businesses, and significant group purchasing wins. We also see it in our overall employee engagement scores, which have increased during the pandemic to outpace global benchmarks, and our low turnover rate, which Creating a healthier society requires a healthier environment. decreased to just 11 percent. We have a two-pronged approach to environmental management: first, to ensure our own corporate operations protect and Our long-term success is predicated on creating an inclusive improve the environment; and second, to help our members culture that attracts, engages, trains and retains top talent. choose responsible products and services that, importantly, are To ensure we are casting the broadest net possible, we hired safe and efficacious yet minimize their environmental footprint. a Chief Diversity and Inclusion Officer (CDIO) in 2020. A new executive team role at Premier, the CDIO reports directly to me To that end, we are proudly headquartered in a LEED-CS Gold and oversees and builds upon our Diversity, Equity, Inclusion certified building, rely heavily on energy efficient bulbs and and Belonging program. Core to that program is Premier’s natural light and leverage digital technologies whenever pledge to model behaviors and create a culture that drives possible to reduce paper consumption. Notably, we recycled diversity and inclusion, both through our recruitment and 8-10 tons of electronic products over the past five years. For retention programs, as well as our Total Rewards programs our members, we have created purchasing programs that to support professional growth and career advancement. collect environmental impact data from suppliers, including the existence of chemicals of concern, recyclable or recycled Improving the health of communities is more than our mission packaging and responsible resources in their products, — it is our social responsibility. We play a critical role in providing transparency to allow members to make the most healthcare, collaborating with our members to co-develop ethical choices for their communities. long-term innovations that reinvent and improve the way care is delivered to patients nationwide. With our differentiated We know that we are on a journey, and while we are proud of the combination of integrated data and analytics, collaboratives, positive impact we are making, we know we have much more to supply chain solutions, and advisory and other services, we are do. We are fully committed to further embedding sustainability uniquely positioned to enable our members to deliver better into our business to transform healthcare and make the world a care and outcomes at a lower cost. better place. From using our data and analytics to study and prevent Sincerely, maternal harms in healthcare, to connecting our members with diverse, qualified suppliers in their communities, to financial donations and employee volunteer efforts to support nonprofits dedicated to improving community health, Premier is commit- ted to social responsibility — and to making a real difference Michael J. Alkire in communities. President and CEO October 20, 2021 Table of Contents CEO Letter Making a Awards and About This Governance People and Social Supply Chain Environmental Frameworks Premier Impact Associations Report Culture Responsibility Management Management and Standards

Making a Premier Impact We are a healthcare technology and performance improvement company that has united an alliance of hospitals, health systems and other providers and created one of the most comprehensive databases of actionable data, clinical best practices and efficiency improvement strategies in the industry. Through our two business segments — Supply Chain Services and Performance Services — we enable our members and other customers to deliver and provide access to high-quality healthcare and reduce costs. Powered by one of the largest data sets in the industry, predictive analytics and artificial intelligence (AI)-enabled, clinical-decision support tools, we are delivering meaningful solutions to transform healthcare from the inside. Our Business Segments Our Supply Chain Services business is built upon our Our Performance Services businesses are built on, and fueled industry-leading, technology-enabled, end-to-end supply by, a comprehensive healthcare data and technology platform chain capabilities that help our members safely reduce that uses AI and other enhanced technologies to translate this costs, gain transparency and ensure resiliency. data into actionable intelligence. Through our technology and advanced consulting services, we help our members and other customers deliver improved outcomes, sustainable financial performance and success in new payment models. We Deliver Value to Stakeholders by: Providing Connecting Saving clinicians with timely, critical insights to patients to necessary care healthcare providers millions of help determine the best care protocols for faster and more efficiently, dollars through automation of their patients. with less paperwork. purchasing and payment processes. Building Working a smarter, more resilient and technology-enabled supply chain to ensure providers with employers to deliver the most always have access to a competitive, stable and diverse market for medical supplies, appropriate care to their employees. pharmaceuticals, capital equipment, business supplies and professional services. Please visit www.premierinc.com to learn more. Table of Contents CEO Letter Making a Awards and About This Governance People and Social Supply Chain Environmental Frameworks Premier Impact Associations Report Culture Responsibility Management Management and Standards 5

Making a Premier Impact Who We Serve Our Brands Healthcare providers S2S Global® Direct sourcing of factory-direct, quality products Employers Stockd® eCommerce marketplace connecting healthcare providers and businesses to suppliers and products Governments Payers Conductiv® Provides procurement intelligence and spend management expertise to help businesses contain purchased services costs and optimize supplier Life sciences companies relationships Suppliers PINC AI™ Technology and services platform that provides actionable intelligence to help improve health outcomes, enables real-world research and automates Other non-healthcare customers clinical trial recruitment, supports improved financial performance, and (e.g., K-12 schools, colleges and enables success in new, alternative payment models universities) Contigo Health® Connects employers directly with providers to improve care for employees Remitra™ Automation of invoices and payments to streamline and simplify accounts payable processes in healthcare Committed to Making a Difference Sustainability is at the heart of our mission, culture and business practices. Transforming healthcare is more than our goal — it’s in our DNA. At Premier, we’re dedicated to ensuring better healthcare and making a positive impact on society. Vision Through the collaborative power of the Premier alliance, we will lead the transformation to high-quality, cost-effective healthcare. Mission To improve the health of communities. Values Integrity Passion for Performance Integrity of the individual, the enterprise A passion for performance and a bias for action, creating and the alliance real value for all stakeholders and leading the pace Innovation Focus on People Seeking breakthrough opportunities, taking Demonstrating respect for all, and mutual commitment risks and initiating meaningful change to the success of the alliance, our employees, our business partners and the communities we serve Table of Contents CEO Letter Making a Awards and About This Governance People and Social Supply Chain Environmental Frameworks Premier Impact Associations Report Culture Responsibility Management Management and Standards 6

Making a Premier Impact

(All metrics as of fiscal year ending June 30, 2021 except for GPO purchasing volume which is as of calendar year ending December 31, 2020.)

2,600+
employees

~225,000
providers and other organizations

4,400+
U.S. hospitals and health systems

~3,100
contracts with over 1,350+ suppliers

400+
experts representing

>130
U.S. hospital and health system members participating in strategic and sourcing committees to advise on ways to improve the development, quality and value of products and services

300k
physicians enabled by PINC AI to deliver high-quality care while safely reducing waste and inefficiencies

90%+
of GPO members view Premier as strategic partner

Data on
45%+
of U.S. hospital discharges

>$69 billion
GPO purchasing volume in CY2020


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Table of Contents

CEO Letter | Making a Premier Impact | Awards and Associations | About This Report | Governance | People and Culture | Social Responsibility | Supply Chain Management | Environmental Management | Frameworks and Standards

Awards, Recognition and Associations CORPORATE CULTURE 2021 World’s Most Ethical Companies® Honoree by Ethisphere — 14TH CONSECUTIVE YEAR 2021 Achievers 50 Most Engaged Workplaces® 100 Healthiest Workplaces in America — 14TH PLACE Best Places to Work in Healthcare for Conductiv, a Premier company Charlotte Business Journal’s Healthiest Employers Award — FIRST PLACE LinkedIn’s Top Companies in Charlotte DIVERSITY AND INCLUSION Top 10 Enterprise-Wide ERG Award for 2021 SOCIAL IMPACT Bringing Predictive Analytics to Healthcare, selected by the Agency for Healthcare Research and Quality (AHRQ) — FIRST PLACE 2021 Fast Company’s World Changing Ideas for syndromic surveillance — HONORABLE MENTION Please visit Awards and Recognition at www.premierinc.com. Corporate Professional Associations We belong to several professional associations that provide us with the knowledge, perspective and relationships to further strengthen the execution of our corporate mission. Our corporate memberships as of June 30, 2021 include: American Hospital Association Health Coalition on Liability and Access Coalition to Protect America’s Healthcare National Association of Specialty Pharmacy Confidentiality Coalition Steering Committee National Quality Forum Healthcare Leadership Council Public Affairs Council Health Care Transformation Task Force The Ripon Society Table of Contents CEO Letter Making a Awards and About This Governance People and Social Supply Chain Environmental Frameworks Premier Impact Associations Report Culture Responsibility Management Management and Standards 8

About This Report

We believe that we play a critical role in the rapidly evolving healthcare industry, collaborating with our member alliance of more than 4,400 U.S. hospitals and health systems and nearly 225,000 providers and other organizations to co-develop long-term, innovative solutions that reinvent and improve the way care is delivered to patients nationwide. Through the unique partnership-driven model of our approach and the dedication of our team, we aim to make a positive impact in service of our corporate mission to improve the health of communities by leading the transformation to high-quality, cost-effective healthcare.

Our approach to ESG practices is at the heart of our mission. By growing our company responsibly, we earn trust and build relationships that will sustain us into the future. We behave ethically, are transparent in our business dealings, make a positive social impact, help improve healthcare outcomes, protect the environment and provide a work environment where our employees are treated well and given the opportunity to be all they can be.

Our Board of Directors and leadership team recognize the importance of solid governance, environmental stewardship and social responsibility. We are proud to publish our inaugural Sustainability Report outlining our current ESG initiatives, practices and objectives in five areas fundamental to our business and our mission as described below.

THE FIVE FUNDAMENTAL AREAS OF OUR BUSINESS

GOVERNANCE, ETHICS AND RESPONSIBLE BUSINESS PRACTICES	OUR PEOPLE AND CULTURE	OUR SOCIAL RESPONSIBILITY	SUPPLY CHAIN MANAGEMENT	ENVIRONMENTAL MANAGEMENT
We are committed to strong corporate governance, ethical behavior and responsible business practices that build trust and promote the long-term interests of our stockholders and other key stakeholders. Integrity forms the basis of our business operations and underpins our business relationships.	To effectively transform healthcare, we rely on our number one resource: our team members. We aim to build a culture of high-performing individuals, leaders and teams with a "People First," growth mindset for evolving our culture and organization, living by our values and maintaining a high level of employee engagement and retention.	Our mission is to improve the health of communities. We view this as our social responsibility. We help enable our member healthcare providers to improve healthcare quality and outcomes by leveraging our data and analytics capabilities. Ultimately, we are successful because our employees and other team members are willing to go above and beyond for our member healthcare providers and other customers we serve every day.	We enable our members to provide better care and outcomes at a lower cost for their patients by improving the efficiency, sustainability, quality and resiliency of the healthcare supply chain, leveraging industry-leading data analytics backed by one of the nation's largest repositories of clinical data.	As part of our efforts to improve the health of our nation's communities, we pursue our mission as prudent stewards of the environment. We strive not only to integrate environmentally friendly practices throughout our operations, but also to identify products and services that help our members minimize their environmental footprint.

Our Sustainability Report has been prepared in accordance with the accounting standards published by the Sustainability Accounting Standards Board (SASB). We have also identified the United Nations Sustainable Development Goals (SDGs) that we believe best align our business activities and key priority areas. Both are included in the Frameworks and Standards at the end of this report.

Data provided within this report will be noted either as of the 12 months of our 2021 fiscal year ending June 30, 2021 ("FY2021") or as of the 12 months of 2020 calendar year ending December 31, 2020 ("CY2020").

This report is dated as of October 20, 2021, and the information herein speaks only as of that date. Premier undertakes no obligation to publicly update or revise this report, whether as a result of new information, future events or otherwise that occur after the date of this report.

Table of Contents

CEO Letter | Making a Premier Impact | Awards and Associations | About This Report | Governance | People and Culture | Social Responsibility | Supply Chain Management | Environmental Management | Frameworks and Standards

Governance, Ethics and Responsible Business Practices Our Board of Directors and leadership team are committed to strong corporate governance, ethical standards and responsible business practices. We believe these core principles are foundational to creating long-term value for our stockholders and other key stakeholders. Table of Contents CEO Letter Making a Awards and About This Governance People and Social Supply Chain Environmental Frameworks Premier Impact Associations Report Culture Responsibility Management Management and Standards 10

Environmental, Social and Governance Oversight

Our Board of Directors (Board) is responsible for the oversight of our environmental, social and governance (ESG) initiatives. The Nominating and Governance Committee is responsible for exercising this oversight and making periodic reports to the full Board regarding ESG matters. In doing so, the Nominating and Governance Committee coordinates with the Compensation Committee and Audit and Compliance Committee. The Compensation Committee has oversight of our human capital management, as discussed in our 2021 Annual Report on Form 10-K, and our Diversity, Equity, Inclusion and Belonging (DEIB) initiatives. The Audit and Compliance Committee has oversight over our social responsibility audits, cybersecurity and general compliance with laws, including those affecting ESG issues. For more information, please see our Board policies and committee charters under Corporate Governance in the Investors section of our corporate website.

Our ESG Steering Committee is comprised of leaders representing a broad cross-section of our business. This cross-functional group will meet quarterly to discuss the sustainability issues most critical to our business and stakeholders and recommend steps to advance our sustainability objectives. The ESG Steering Committee will also report periodically to the Nominating and Governance Committee.


Compliance
Belonging
Passion
Equity
Community
Inclusion
Resiliency
Accountability
Caring
Advocacy
Sustainability
Engagement
Culture
Safety
Impact
Diversity
Governance
Wellness
Environment
Resources
Innovation
Values
Continuity
Transformation
Ethics
Responsibility
Quality
Security
Health
Oversight
Privacy
Development
Charity
Risk Management

Table of Contents

CEO Letter | Making a Premier Impact | Awards and Associations | About This Report | Governance | People and Culture | Social Responsibility | Supply Chain Management | Environmental Management | Frameworks and Standards

Board Diversity and Succession Planning We recognize and value the benefits that diversity can bring to Board of Directors our Board, our organization and our stockholders. Our Board is Diversity comprised of talented and dedicated directors with a diverse mix of experience, skills and backgrounds, reflecting the strategic needs of our business and the nature of the environ- 1 ment in which we operate. African American Our existing Board composition complies with NASDAQ’s 6 recently adopted Board Diversity Rule that requires us to have at Non-diverse least two diverse directors, including one who self-identifies as female and one who self-identifies as either an underrepresent-ed minority or LGBTQ+. As of August 31, 2021, our 10-person 3 Board includes four diverse directors, including three female 40% Women directors and one racially diverse director. Furthermore, we have diverse opted for early adoption of the requirement to provide a Board Diversity Matrix in the Proxy Statement for our 2021 Annual Meeting of Stockholders filed with the SEC. For a full discussion about our Board, please see our recent Proxy Statement. We believe diversity on our Board and within our company advances our overall DEIB strategy. More detail is discussed within the Our People and Culture section of this report. Board of Directors Experience and Skills Independence Executive Leadership Healthcare Industry ~5 years Digital Technology Average Board Operations Tenure Treasury Capital Allocation Finance/Accounting/Auditing M&A/Corporate Development Corporate Governance 64 Supply Chain Logistics Average Board Risk Assessment and Management Age ESG 0 1 2 3 4 5 6 7 8 9 10 Table of Contents CEO Letter Making a Awards and About This Governance People and Social Supply Chain Environmental Frameworks Premier Impact Associations Report Culture Responsibility Management Management and Standards 12

Enterprise Risk Management and Business Continuity Our Board plays an active role in overseeing management of our risks. The leadership structure of our Board supports and promotes effective enterprise risk management (ERM) and oversight: PREMIER BOARD OF DIRECTORS OVERSEES ALL ENTERPRISE RISK MANAGEMENT (Strategic, Operational, Financial, Legal, Information Technology and Reputational) NOMINATING AUDIT AND AND FINANCE COMPENSATION COMPLIANCE GOVERNANCE COMMITTEE COMMITTEE COMMITTEE COMMITTEE Financial, legal and regulatory Financial risks related Risk assessments of executive Reputational, ESG and compliance cybersecurity and to capital allocation and compensation and compensation corporate governance risks ethical risks financial forecasting philosophy and structure at all employee levels While each committee is responsible for evaluating and Business Continuity and Disaster Recovery overseeing the management of risks within its area of responsi- Our Business Continuity and Disaster Recovery Plan (BCDRP) bility, our full Board retains ultimate oversight of ERM and is designed to minimize disruption in the quality of our service remains informed through regular reports and updates, delivery in the event of a natural disaster, cyber-attack or other including a standing ERM update at every quarterly Board emergency. Key business continuity and infrastructure recovery meeting. In addition, our Board and committees receive regular capabilities are validated at least annually. In addition, the reports from our President and Chief Executive Officer (CEO), BCDRP is periodically subject to internal audit to confirm it Chief Financial Officer (CFO), General Counsel, Chief Ethics and remains applicable to the current risk environment. Adjust- Compliance Officer, and other members of our leadership team ments are routinely made with the BCDRP to assure recovery regarding areas of significant risk. For more information, please of business operations and infrastructure in accordance with see our recent Proxy Statement. business commitments and other requirements. Table of Contents CEO Letter Making a Awards and About This Governance People and Social Supply Chain Environmental Frameworks Premier Impact Associations Report Culture Responsibility Management Management and Standards 13

Compliance and Ethics Our approach to compliance and ethics begins at the highest Code of Conduct level of our company. Our leadership team plays an important Premier has adopted a Code of Conduct (Code) that applies role in reinforcing our core values and behaviors at the top. to all directors and employees. We also hold our contractors For more information, please see our most recent Annual and vendors to applicable requirements in the Code. Employees Compliance Report. who violate our Code may be subject to disciplinary action, up to and including termination of employment, subject to Board Governance and Oversight applicable law. For more information on our policies regarding Our Board sets high standards for our employees and directors. human rights standards and ethical business practices, Implicit in this philosophy is the importance of sound corporate please see the Compliance and Ethics section of our website, governance. It is the duty of our Board to serve as prudent including key areas such as: fiduciaries for stockholders and oversee the management of • Code of Conduct our business. It is our goal to advance the highest standard • Conflict of Interest Policy of ethical behavior and integrity and to ensure compliance • Confidentiality Policy with all applicable laws, rules and regulations. Our corporate • Disclosure Of Corporate Equity Interests governance practices are established, monitored and regularly • Disclosure Of Business Relationships assessed by our Board, with assistance from the Nominating • Anti-Bribery Policy and Governance Committee. For more information, please see • Human Trafficking Policy our Corporate Governance Guidelines. • Whistleblower Policy Table of Contents CEO Letter Making a Awards and About This Governance People and Social Supply Chain Environmental Frameworks Premier Impact Associations Report Culture Responsibility Management Management and Standards 14

Our Board is also subject to a Board Code of Ethics and a Board Conflict of Interest Policy and Disclosure Statement. These documents are intended to focus the Board and each director on areas of ethical risk, provide guidance to directors to help them recognize and deal with ethical issues, and to promote honest and ethical conduct, including the handling of actual, apparent or potential conflicts of interest between personal and professional relationships. For more information on the code and policy, please see the Investors-Governance Documents section of our website.

Education, Awareness and Acknowledgments

100%

of employees completed our annual compliance education.

Employees complete an interactive course that provides an overview of our Code as part of our annual compliance education. The CY2020 course included compliance topics such as conflict of interest, ethical leadership, information security, insider trading and social media. **During CY2020, 100% of employees completed this education.**

Employees and contractors also complete annual awareness education on the Health Insurance Portability and Accountability Act (HIPAA) and on how to properly obtain, use, share, maintain and transfer protected data. **During CY2020, 100% of employees completed this education.**

As part of our annual compliance education, employees also complete several online education courses to meet regulatory requirements, including programs to satisfy the annual fraud, waste and abuse education requirements per the Code of Federal Regulations (CFR) and sub-regulatory guidance for Medicare Parts C and D plan sponsors. **During CY2020, 100% of employees completed this education.**

Our directors annually attest to their compliance with the Code of Conduct, the Board Code of Ethics, the Board Conflict of Interest Policy and Disclosure Statement and the Group Purchasing Code of Conduct (GPO Code). All sourcing committee and advisory subcommittee members receive education annually on our GPO Code, Confidentiality Policy, Conflict of Interest Policy and Insider Trading Policy. During CY2020, 100% of directors, committee and subcommittee members completed this education and related acknowledgments.

Whistleblower Policy

The Audit and Compliance Committee has established a Whistleblower Policy that includes our confidential and anonymous reporting helpline, designed to promote open communication of concerns regarding potentially illicit or illegal business practices and conduct, as well as provide reassurance that any individual making a report will be protected from discrimination, retaliation, harassment or other reprisals for raising concerns regarding potentially inappropriate conduct. For information, please see our Whistleblower Policy.

Intellectual Property and Competitive Behavior

We offer our members a range of products to which we have intellectual property rights, including online services, best practices content, databases, electronic tools, web-based applications, performance metrics, business methodologies, proprietary algorithms, software products and consulting services deliverables. We protect our intellectual property by relying on federal, state and common law rights, as well as contractual arrangements. For more information, please see our recent 2021 Annual Report on Form 10-K.

Industry-Leading Ethical Business Standards

We are a founding member of the Healthcare Group Purchasing Industry Initiative (HGPII), a voluntary association dedicated to ethical conduct and business practices of Group Purchasing Organizations. HGPII is based on six core purposes, including the creation of and adherence to a written code of business conduct that establishes high ethical values, quality healthcare, cost-effectiveness, an open and competitive purchasing process, sound business practices and public accountability. For a complete list of our professional associations, please see page 8 of this report.

For the 14th consecutive year, Premier was named as one of the World's Most Ethical Companies by the Ethisphere® Institute, a global leader in defining and advancing the standards of ethical business practices. We were selected for this honor from among tens of thousands of companies around the world in recognition of our continuing to raise the bar on ethical leadership and corporate behavior.

While addressing the challenges of 2020, Premier continues to cultivate trust and lead its employees and the communities it serves with purpose and a sense of corporate citizenship.

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CEO Letter	Making a Premier Impact	Awards and Associations	About This Report	Governance	People and Culture	Social Responsibility	Supply Chain Management	Environmental Management	Frameworks and Standards

Cyber Risk Management, Data Security and Customer Privacy We rely on digital technology to conduct our business opera- disclosed to third parties in furtherance of the services offered tions and engage with our members and business partners. by us or for internal marketing practices, and is collected, Through a risk management approach that continually assess- stored and maintained in accordance with applicable privacy es and seeks to improve our information technology (IT) and laws and regulations. Our Privacy Policy addresses the require-cybersecurity risk deterrence capabilities, our Information ments of both the California Consumer Privacy Act and General Security, Privacy, Risk Management and Compliance groups Data Protection Regulation, including descriptions of the have formed a functional collaboration to provide leadership categories of data we collect from a consumer, what we do and oversight when managing our privacy, compliance and with that data and with whom we share it and the related cybersecurity risks. purpose. We also monitor the regulatory landscape to ensure we are in compliance with new and changing privacy-related Our cyber risk management, data security and customer regulations that may be applicable to our business. For more privacy practices and policies are built on a foundation of information, please see our Privacy Policy. integrity and transparency. Our information security, cyber risk management and privacy control framework, programs Addressing Cyber Threats and standards are essential in building trust with employees, members, customers and other stakeholders critical to The world has seen a significant increase in cyber-attacks. our success. As the capabilities and level of sophistication of hackers become more advanced, so do the threats they pose. To Privacy Policy effectively tackle this increasing threat, we have operationalized a series of measures that seek to prevent hackers from We collect and process various data files primarily from penetrating our systems (cybersecurity) and trigger isolation, healthcare providers to support their healthcare operations. orchestration and recovery capabilities should hackers pene-This data is typically used for internal purposes, is only trate our systems (cyber resilience). Table of Contents CEO Letter Making a Awards and About This Governance People and Social Supply Chain Environmental Frameworks Premier Impact Associations Report Culture Responsibility Management Management and Standards 16

Cybersecurity party to maintain secure/safe backups and established artificial intelligence and machine learning to detect anomalies in our We aim to maintain the appropriate security in place to effec-environment and respond to them. tively mitigate the risk of our systems and networks being compromised. There is no single method that can protect Oversight and Training against every type of attack; therefore, we developed a multi-faceted approach, which we refer to as our Defense in Premier’s Audit and Compliance Committee (ACC) oversees Depth architecture (DiD). In addition to monitoring security our cyber risk management program which is designed to control performance relative to the established enterprise monitor, mitigate and respond to cyber risks, threats and security control framework, our DiD protects valuable data and incidents. The ACC reviews periodic reports from our Chief information through a series of defensive mechanisms, where Information Security Officer (CISO), President of Performance if one mechanism fails, another one steps up immediately Services and Chief Financial Officer (CFO), including develop-to thwart an attack. Built with intentional redundancies, our ments in the cyber threat environment and cyber risk mitigation multi-layered approach increases the security of all systems efforts. and addresses our attack vectors. Our leadership team is committed to ensuring that risks related to information privacy laws and regulations are adequately Cyber Resilience managed and appropriate information security procedures While our implementation of cybersecurity best practices are applied throughout the organization. Our CISO and Chief continues to prevent a vast majority of attacks, 100% prevention Privacy Officer (CPO) plan, implement and administer our is not possible. In the event hackers should penetrate our information security and privacy initiatives, including providing systems, cyber resilience capabilities are focused on security regular updates on information security and privacy to our controls and managing risks to our information systems. leadership team, including executive team members and our To protect our assets, we regularly assess security controls to IT Steering Committee as well as the ACC. The CISO’s and manage potential events, cyber patterns and attack modes. CPO’s teams collaborate on the response and investigation of To provide contingent capital and specialized assistance in the suspected information security and privacy incidents, as well event of an attack, we have procured cyber insurance, partnered as privacy best practices and information, application and with an industry-leading security incident response organization, network security. secured an enterprise grade back-up service provided by a third Table of Contents CEO Letter Making a Awards and About This Governance People and Social Supply Chain Environmental Frameworks Premier Impact Associations Report Culture Responsibility Management Management and Standards 17

We promote a strong culture of security awareness among our employees through training and regular communication.

Our CISO has a documented incident response policy for the identification and escalation of security breaches and other incidents. The policy details guidelines for incident response and communication responsibilities. Customers are contractually responsible for informing us of potential security breaches. There were no significant data breach incidents requiring disclosure in FY2021.

We promote a strong culture of security awareness among employees through training and regular communication. We have a formal Security Awareness Training program for all employees that addresses purpose, scope, roles, responsibilities and management commitment. Training is provided at orientation for newly hired employees, and on an ongoing basis for all employees, including phishing exercises. **During CY2020, 100% of employees completed our Security Awareness Training program.**

Certifications and Third-Party Audits

Quality and objective assessments are critical to the continued effectiveness of cybersecurity controls. We routinely engage with a reputable, objective and licensed third party to perform a comprehensive assessment of our controls, capabilities and programs against stringent standards. Upon request, our Vice President of Risk and Compliance can provide our Security Assessment Report (SAR) and Security Compliance Letter of Attestation (LOA). These documents not only serve as prima facie evidence of our security measures, but also as official attestation that a comprehensive assessment was performed based on criteria relative to the Federal Information Security Management Act (FISMA), Office of Management and Budget (OMB) Circular A-130, Appendix III, Security of Federal Automated Information Resources, National Institute of Standards and Technology (NIST) Special Publication (SP) 800-37, Guide for the Security Certification and Accreditation of Federal Information Systems, NIST Special Publication 800-53A, "Security and Privacy Controls for Federal Information Systems and Organizations," and NIST Special Publication 800-53.

Third-party Technology Supplier Assessment and Compliance

We directly conduct all data processing activities required to provide our services. However, we may engage third-party suppliers to provide services related to our solutions. Prior to onboarding third-party suppliers, we assess and ensure they provide security and privacy appropriate to their access privileges and scope of the services provided. Further, third parties are required to agree to appropriate security, confidentiality and privacy contract terms.

We outsource our data center needs to third-party providers, utilizing cloud-based platforms and leveraging their physical and data security infrastructure. They are required to comply with our third-party vendor and security protocols, as well as other policies, processes and procedures, in addition to all applicable data privacy laws.



Table of Contents

CEO Letter	Making a Premier Impact	Awards and Associations	About This Report	Governance	People and Culture	Social Responsibility	Supply Chain Management	Environmental Management	Frameworks and Standards

Government Affairs and Advocacy Our Washington, D.C.-based Government Affairs team acts Our advocacy efforts have led to passage of legislation related as an advocate for our members and the communities they to standards development for electronic health information serve. Every day, we are working to shape federal laws and data, increasing use of application programming interfaces in regulations to align with member efforts to deliver people- electronic health record and claims data systems, protecting centered, high-quality and cost-effective care. the confidentiality of health information and advancing electronic prior authorization. To accomplish this, Premier educates federal and state lawmakers and the executive branch about our members, our industry and the issues that affect our business. We accomplish this by meeting with lawmakers and federal administra- Our Government Affairs team acts as tion staff; activating our members to reach out to their an advocate for our healthcare member lawmakers through our Government Affairs Network which is comprised of executives from our member healthcare provid- alliance and the communities they serve. ers; and through our Employee Political Action Committee (PAC). Our policy positions are developed and approved by a policy committee comprised of leaders in our Government Affairs Network. We have also played a leadership role in advocating for reforms to reduce drug shortages, improve Food and Drug Administra-Healthcare Advocacy tion (FDA) review of drugs and devices, protect the nation’s supply chain from disruptions, ensure that group purchasing Our team successfully advocated for laws and regulations organizations’ business models can continue to serve health-driving the movement to value-based care and evidence-based care providers, establish a unique device identification system, medicine, improving quality and cost measurement, and and address laws and regulations that inhibit competitive drug promoting healthy and competitive drug, device and supply and device marketplaces. marketplaces. This includes promoting passage and refinement of legislation related to accountable care organizations, bundled To learn more about the advocacy efforts of our Government payment, capitated primary care, bonus payments for participa- Affairs team, please see our most recent Compliance Report tion in alternative payment models and other payment reforms. and visit our Advocacy Newsroom. Table of Contents CEO Letter Making a Awards and About This Governance People and Social Supply Chain Environmental Frameworks Premier Impact Associations Report Culture Responsibility Management Management and Standards 19

CY2020 political-related spending by our PAC:

~$125,000

Total employee contributions

$62,500

Total political disbursements

Political Contributions

Our political contributions are made through a voluntary, eligible-employee-funded PAC. The PAC's mission is to raise funds to support federal lawmakers who share the vision, values and commitment to improving healthcare quality and safety and reducing costs. The PAC is voluntary and bipartisan, contributing to both political parties. Contributions are received and disbursed pursuant to internal contribution guidelines and in accordance with applicable election laws.

The PAC is overseen by the Employee PAC Advisory Committee comprised of a subset of contributors to the PAC. We share information on all contributions made from the PAC with the PAC contributors biannually. The PAC only contributes funds to federal lawmakers. It does not make any contributions to state policymakers or to organizations that are recognized under Section 527 of the U.S. federal tax code and are registered with the Federal Election Commission.

Table of Contents

CEO Letter | Making a Premier Impact | Awards and Associations | About This Report | Governance | People and Culture | Social Responsibility | Supply Chain Management | Environmental Management | Frameworks and Standards

Stakeholder Engagement

We proactively engage with our stakeholders to promote transparency, develop innovative solutions to improve healthcare quality and reduce costs, and garner their perspectives on our business and sustainability efforts.

Stakeholder	*Key methods of engagement*	*Area(s) responsible*	*Outcomes*
Healthcare Provider Members	• Meetings • Newsletters • Industry conferences • Surveys • Website • Forums and advisory groups	• Member Field Services • Executives and leadership teams • Customer success • Marketing • Corporate Communications • Public Relations • Sales teams	• Goal achievement • Innovation and collaboration • Community inclusion • Transparency • Member education
Life Sciences, Commercial Employers and Supplier Customers	• Meetings • Newsletters • Industry conferences • Website	• Respective business units • Marketing • Corporate Communications • Public Relations • Sales teams	• Innovation and collaboration • Goal achievement • Transparency • Customer relationships • Customer education
GPO and Direct Sourcing Suppliers	• Meetings • Newsletters • Industry conferences • Surveys • Website • Committees	• Member Field Services • Supplier Engagement • Marketing • Corporate Communications	• Goal achievement • Transparency • Supplier relationships • Member education
Investors	• Meetings • Earnings calls/webcasts • Investor conferences • Industry conferences • Non-deal roadshows • Website • Investor day	• Investor Relations • Executive team • Public Relations	• Transparency • Education • Access to management
Employees	• Meetings • Newsletters • Surveys • Website and intranet • Employee Resource Groups (ERGs) • Quarterly performance review and development program	• Human Resources • Corporate Communications • Diversity, Equity, Inclusion and Belonging (DEIB) team	• Recruitment of diverse and high-quality candidates • Employee retention and engagement • Employee education
Communities	• Donations • Volunteering • ERG events • CARES Award • Community Development Pillar Business Resource Group	• Human Resources • DEIB team • Executive and leadership teams	• Community support
Federal and State Legislators, Policymakers, Regulators and Advocacy Groups	• Meetings • Newsletters • Website • Lobbying • Congressional briefings • Regulatory comments • Employee political action committee • Industry associations and coalitions	• Public Affairs • Executive team	• Support member efforts to improve health of communities • Create healthier markets • Improve data interoperability • Advance value-based care and payment reforms • Transparency

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CEO Letter | Making a Premier Impact | Awards and Associations | About This Report | Governance | People and Culture | Social Responsibility | Supply Chain Management | Environmental Management | Frameworks and Standards

Our People and Culture Our values — integrity, innovation, passion for performance and focus on people — guide our business decisions and the manner in which we make them and are what make our solutions stand out. Without our employees’ focus on our mission and willingness to serve, our ability to deliver value would be vastly diminished. Table of Contents CEO Letter Making a Awards and About This Governance People and Social Supply Chain Environmental Frameworks Premier Impact Associations Report Culture Responsibility Management Management and Standards 22

Human Capital Management

Our employees are our most critical assets. The success and growth of our business depends on our ability to attract, reward, retain and develop diverse, talented and high-performing employees at all levels of our organization, while sustaining an environment of anti-discrimination that ensures equal access to opportunities. To succeed in an ever-changing and competitive labor market, we have developed human capital management strategies, objectives and measures that drive recruitment and retention, support business performance, advance innovation, foster employee development and support our vision (to lead the transformation to high-quality, cost-effective healthcare), our mission (to improve the health of communities), and our values (integrity, passion for performance, innovation and focus on people). Our vision, mission and values, objectives and measures, form a framework advanced through a variety of programs and initiatives. For more information, please see our 2021 Annual Report on Form 10-K.

We are focused on demonstrating strong practices aligned with our ethical, respectful and accountable culture, resulting in a positive employee experience. We believe that this goal is best supported by our emphasis on giving back to our communities, increasing well-being and mental health awareness and support, and creating a thoughtful, inclusive culture of diverse employees where everyone feels they can contribute and grow.

We recently received the Achiever's annual "50 Most Engaged Workplaces" award for our commitment to employee-centered programs. We were also recognized for the outstanding achievements of our employee resource groups (ERGs) with the 2021 Diversity Impact Awards™ "Top 10 Enterprise-Wide ERG Award" as well as "Executive Sponsor of the Year" by the Global ERG Network in August 2021. Please visit the Awards and Recognition section of our website for a full listing.

Our People Strategy

We aim to build a culture of high performing leaders and teams with a "People First" growth mindset for evolving our culture and organization, living by our values and maintaining a high level of employee engagement and retention.

Our ability to attract, engage, train and retain top talent is critical to our success and the value delivered to our members, other customers, stockholders and other stakeholders.

To meet these objectives, our "People Strategy" is anchored upon three foundational goals:

- **Attract the best people** through effective workforce planning and recruiting strategy.
- **Create a high-performing workforce** with clearly defined goals, strong leadership and aligned incentives.
- **Create a compelling work environment** where employees feel valued and able to contribute to the success of the business through fostering innovation, collaboration and growth.


Premier is
People First

Integrity | Passion for Performance | Innovation | Focus on People

We recognize and reward employees who consistently display integrity, a passion for performance, a commitment to innovation and focus on people.

Our successful execution of our "People Strategy" is dependent upon having the right talent, in the right place, at the right time, equipped to achieve and exceed organizational goals.

This is enabled by strategic and intentional programs and practices that continually attract, engage, develop, effectively manage and retain talent at all levels while maintaining a culture of performance excellence and "People First" behaviors.

Talent Acquisition > Strategic and Effective Talent Management > Reward and Recognize > Health and Well-being > Structure, Reporting, Compliance > Leadership

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CEO Letter | Making a Premier Impact | Awards and Associations | About This Report | Governance | People and Culture | Social Responsibility | Supply Chain Management | Environmental Management | Frameworks and Standards

Employee Engagement and Turnover

Our continuous listening strategy is centered around our "People First" engagement survey which is conducted twice annually by a well-regarded, third-party employee engagement survey firm to assess our employees' experience, ensure alignment to our mission and goals and explore the factors that influence a high-performance culture. Through this practice, we empower leaders to utilize survey data insights to drive informed action planning at a local team level.

In FY2021, employee engagement remained strong, with increases in all major drivers of engagement. Our employee engagement score was 81 as of March 2021, an increase over February 2020's score of 72 and above the global engagement benchmark of 74. We outperformed global benchmarks in all benchmarked questions and produced strong scores in other areas. Our leadership team outperformed global benchmarks for its response to the pandemic and for areas related to diversity, equity, inclusion and belonging in the workplace. The survey feedback provides valuable information about our workplace culture and employee morale, which may be used to develop or refine our culture.

Employee engagement remained strong in FY2021 with increases in all major drivers of engagement.

Employee
Turnover Rate



13%
15%
14%
11%
FY 18
FY 19
FY 20
FY 21

Employee
Engagement Score



Premier employee engagement score
81
79
72
70
Global benchmark
Aug
Oct
Dec
Feb
Apr
Jun
Aug
Oct
Dec
Feb
Apr
2019
2020
2021

Employee engagement scores and benchmarks were provided by our third-party services provider that uses a proprietary survey and scoring system. Benchmarks are based on robust data sets that include employees from over 750 organization across 150 countries.

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CEO Letter | Making a Premier Impact | Awards and Associations | About This Report | Governance | People and Culture | Social Responsibility | Supply Chain Management | Environmental Management | Frameworks and Standards

Total Rewards Philosophy and Program

Our Total Rewards program combines competitive compensation packages with health and wellness resources, employee experiences, talent development and recognition opportunities. Our Total Rewards philosophy and programs are designed to attract and retain exceptional talent at all levels of our organization.

Compensation

Our Compensation Committee reviews compensation policies and programs on an annual basis as part of the Board's risk assessment and management responsibilities. Our Human Resources Compensation team is led by our Senior Vice President of People and reports directly to our CEO. This team prepares a risk assessment report that addresses the incentive compensation structure, plans and processes at all levels of our company for annual review by the Compensation Committee. For a description of our company's executive compensation program, refer to our Proxy Statement.

Premier uses a myriad of evaluation methods, including external market surveys and geographic cost of living and cost of labor assessors, and external experts to ensure our compensation programs are competitive, equitable and reasonable. We use internally developed processes for career-level framework and talent and succession planning to provide employees with growth and advancement opportunities which, in turn, drive the economic mobility of our workforce. We strive to comply with all equal opportunity and pay equity laws and continuously review compensation levels to identify any potential disparate impact of protected groups, and to ensure internal equity and external competitiveness.

Health and Wellness

To best execute our mission to improve the health of communities, we realize that we must first start within our own homes. We therefore consider the health and well-being of our employees and their families as a top priority.

We provide customizable benefits coverage, fitness and wellness programs and healthy living incentives. We offer a Choice Flexible Benefits Program, providing an array of health, dental and vision coverages, along with life, disability, flexible spending and paid family leave offerings.

We also provide a variety of resources from our Employee Assistance Program to support the health and well-being of our employees and their families during challenging times, such as:

- Let's Talk about Mental Health and Emotional Well-Being
- Weathering the Storm: The Value of Mindfulness in Times of Stress
- Finding Balance in a Digitally Driven World
- Managing Mental Health During Times of Social Change

Our wellness strategy provides outcomes-based financial incentives for employees who have completed activity-based health alternatives such as personal health assessment, biometric screening and activity goals.



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CEO Letter	Making a Premier Impact	Awards and Associations	About This Report	Governance	People and Culture	Social Responsibility	Supply Chain Management	Environmental Management	Frameworks and Standards

Focus on Women
Panel Discussion

Talent Development

We take a comprehensive approach to talent development by providing our employees opportunities for personal and career growth through a mix of in-person and online learning opportunities. We provide an assortment of instructor-led courses for job-specific training, as well as access to online learning platforms such as Workday Learning and LinkedIn Learning. Our online curriculum includes a selection of nearly 9,000 internally developed and LinkedIn Learning courses, grouped categorically with topic areas such as leadership and management; productivity and time management; project management; diversity, inclusion, and belonging; personal and business acumen; data analytics; and new hire training. In FY2021, our employee participation rate was 94% in these programs, which has a positive influence on assessment of employee compensation. Additionally, tuition scholarships totaling nearly $170,000 were provided during FY2021 to 46 qualifying employees to aid in advancing their higher and continuing education.

We offer a Mentor Program to support our learning culture, provide career path guidance and support personal growth and development across our business units. Both mentors and mentees gain opportunities for on-the-job growth, new connections and personal success while we gain a talent pipeline of future leaders that is inclusive and diverse. All employees that become managers for the first time are invited to join a New Manager program. This program is designed to help new managers align to our management philosophies, requirements and resources, and provide helpful support in transition to this responsibility.

We also provide a "Leading at Premier" program for our leaders who have direct reports, providing relevant learning topics to issues managers are facing real time across our business. During FY2021, on a monthly basis, approximately 30% of our leaders participated in this program.

Also, as part of our development programming, we have a partnership with Professional Women in Healthcare (PWH), an organization that provides a national voice and progressive leadership for women. Through this partnership, a group of 70 Premier employees, both women and men, participate in a PWH curated development program, supplemented by internal complimentary education and mentorship to empower women to lead and succeed in their careers, while continuing to support a growing pipeline of women leaders in healthcare.

We promoted 259 employees during FY2021 and 312 employees in FY2020, representing 10% and 12% of our total employees, respectively. Overall, we believe our internal development initiatives are integral in bolstering career path opportunities and advancements for employees.

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CEO Letter | Making a Premier Impact | Awards and Associations | About This Report | Governance | People and Culture | Social Responsibility | Supply Chain Management | Environmental Management | Frameworks and Standards

Recognition Diversity, Equity, Inclusion and Belonging We recognize and celebrate the outstanding, values-driven Improving the health of communities is more than an ambitious achievements of our employees through our Premier Individual goal; it is our mission. Solving the complex challenges that we and Team Values Awards for which individuals and teams are face requires a greater diversity of thought, cross-cultural nominated and selected as winners by their peers. Premier’s representation and engagement. We know that a diversity of Values Awards are our most prestigious employee recogni- perspectives, experiences and backgrounds is a powerful way tion, presented to employees and teams that, through their to unlock new ideas and better understand the needs of others. daily behaviors and accomplishments, exemplify our values of Integrity, Passion for Performance, Innovation and Focus Our Strategy on People. Individual and Team Values Award recipients are We believe that the positive impact of our Diversity, Equity, recognized at corporate events and receive a substantial Inclusion and Belonging (DEIB) approach is far reaching, not monetary award. We also provide an online rewards program, only within our company, but also for the communities and Values in Action, to strengthen our culture of recognition by members we serve. Our new Chief Diversity and Inclusion promoting peer-to-peer appreciation. Recognized employees Officer was hired in 2020 to manage our DEIB strategy and can award and/or accumulate points that can be used to reports to our CEO with oversight by our Compensation purchase merchandise, gift cards or tickets or make Committee and Board. Our DEIB Council is comprised of charitable donations. employees and leaders and is our governing committee that defines, drives and supports our four strategic DEIB pillars designed to accelerate how we provide health and wellness solutions to an increasingly diverse world: FOUR STRATEGIC DEIB PILLARS 1 2 3 4 LEADERSHIP PEOPLE AND COMMUNITY SUPPLIER AND CULTURE WORKPLACE DEVELOPMENT DIVERSITY OUR MISSION: TO IMPROVE THE HEALTH OF COMMUNITIES The positive impact of our DEIB approach is far reaching, not only within our company, but also for the communities and members we serve. Table of Contents CEO Letter Making a Awards and About This Governance People and Social Supply Chain Environmental Frameworks Premier Impact Associations Report Culture Responsibility Management Management and Standards 27

Employee Resource Groups We support Employee Resource Groups (ERGs) as a vital part Our ERGs provide a way to channel information that enhances of our culture, helping us build an environment of belonging, our employees’ ability to network with peers of similar interest equity, inclusion, diversity awareness and a sense of company and fosters a sense of belonging throughout the company, even pride. These groups and other company programs provide while many of us are working from home. We have 10 ERGs opportunities to listen, learn, mentor and grow and serve as that bring our employees together across business units and business resource advisory groups to assist leadership with the locations around the country: cultural development of the organization by providing critical • APEX (Asian Indian Professionals for Excellence) feedback on their workplace experiences and passion around community development. • Asian Employees & Allies As part of this work, we created a pledge to serve as our guide: • Black Professionals & Allies Connect • Disabled Employees & Allies • Generations Working Together Demonstrate commitment and • Latin Employees & Allies accountability for modeling behavior that drives diversity, inclusion and belonging. • LGBTQ+ Employees and Allies • Member Field Services Advisory Council on Diversity & Inclusion • Military Veteran Employees & Allies • Premier W.O.M.E.N. Through our ERGs and other company programs, we provide opportunities for our colleagues to listen, learn, mentor and Cultivate and support a grow. Reflecting our focus on nurturing a culture of diversity, values-driven culture that promotes inclusiveness, innovation, openness, equity, inclusion and belonging, every member of our executive listening, learning and compassion. team acts as a sponsor for one or more ERG. Build and maintain a diverse workforce at all levels of our organization, identify, attract and retain a pipeline of diverse and qualified candidates through targeted outreach, recruitment, employee development and selection. Create a work environment that assures equal access to opportunities for professional growth and advancement. Table of Contents CEO Letter Making a Awards and About This Governance People and Social Supply Chain Environmental Frameworks Premier Impact Associations Report Culture Responsibility Management Management and Standards 28

Employee Diversity Metrics Diversity, equity, inclusion and belonging is part of our organization’s cultural DNA and critical to our success. Our vision is to maintain a workforce that is reflective of the ethnicity, race and gender of the U.S. working population. All our employees are located within the U.S., and we had 42 employees that qualified as foreign nationals as of June 30, 2021. The data below reflects our workforce diversity metrics as of June 30, 2021. We assess workforce diversity information as part of a broader effort to identify areas of continuous improvement to ensure that we are building and retaining a diverse workforce. We also analyze this data to determine how best to attract and develop a pipeline of diverse and qualified candidates and promote an inclusive, anti-discriminatory environment of belonging that ensures equal access to opportunities. Employee Gender Representation (Percentage of Total Workforce) Employee 53% 47% Female Male Race and Ethnicity Representation (Percentage of Total Workforce) 2% Other* 4% Hispanic or 11% Latino Asian 10% Black or African American 74% White *Includes full-time employees who self-identify as either Native Hawaiian, Pacific Islander, American Indian, Alaskan Native, or as being of two or more races. Table of Contents CEO Letter Making a Awards and About This Governance People and Social Supply Chain Environmental Frameworks Premier Impact Associations Report Culture Responsibility Management Management and Standards 29

Our Social Responsibility Our mission is quite simple: to improve the health of communities. We view this as not only our mission but our social responsibility. Ultimately, we are successful because our employees are willing to go above and beyond for our members and other customers every day. “CEC started as a food pantry in my home and has grown to serve more than 37,000 people per year, supported entirely by volunteers. Because of our efforts, fewer children wonder where their next meal will come from, fewer residents will be late to pay bills and more of my neighbors will have access to healthcare.” Nadine McCrea Founder & President, Community Enhancement Collaboration, Inc. Recipient of the 28th annual Monroe E. Trout Premier Cares Award Table of Contents CEO Letter Making a Awards and About This Governance People and Social Supply Chain Environmental Frameworks Premier Impact Associations Report Culture Responsibility Management Management and Standards 30

Improving Patient Outcomes Cost-effectively

Premier plays a critical role in the rapidly evolving healthcare industry by collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. With our differentiated combination of integrated data and analytics, collaboratives, supply chain solutions and advisory and other services, we are uniquely positioned to enable better care and outcomes at a lower cost.

In order to strengthen our ability to have a positive impact, we apply our comprehensive technology and services platform, PINC AI™, containing over 20 years' worth of quality, cost and operational data points gleaned from more than 45% of U.S. hospital discharges, as well as approximately 812 million hospital outpatient and clinic encounters and nearly 132 million physician office visits. PINC AI™ provides a unique opportunity to use real-world data to conduct evidence-based and population-based analyses of drugs, devices, treatments, disease states, epidemiology, resource utilization, healthcare economics and clinical outcomes. PINC AI™ delivers robust, real-world data to drive informed decisions that are actionable to improve quality, lower costs, reduce risks and help ensure patient safety.

Supporting the Medically Underserved

We aim to lead the transformation to high-quality, cost-effective healthcare by supporting the medically underserved throughout our communities. Through our data and analytics capabilities, collaboratives and other tools, we help healthcare providers better understand underserved populations, the severity of health-related problems and the root causes of disparate outcomes, connecting providers to best practices and care bundles for remediation. Some of the initiatives we have in place to help address the medically underserved include those dedicated to maternal health, opioid abuse, disparity gaps, social determinants of health and chronic health conditions.



Monroe E. Trout Premier Cares Award

Each year, we present the Premier Cares Award to recognize exemplary efforts by nonprofit community organizations to improve the health of populations in need. We have presented the Cares Award annually since 1991, when it was created by Dr. Monroe E. Trout, former CEO of American Healthcare Systems, one of our heritage organizations. Applications for this $100,000 award are rigorously judged on innovation, outcomes, ease of replicability, financial impact and future vision. We honor qualifying programs that support populations excluded from, or underserved by, the mainstream health delivery system, such as those who:

- Suffer severely limited access to medical, dental or mental healthcare providers
- Bear high infant mortality
- Face low income and extreme poverty
- Experience high levels of drug abuse
- Are economically or medically vulnerable
- Possess a unique care need that is not being met through traditional means

Recent Premier Cares Award Recipients

2021: Community Enhancement Collaboration, Inc., a nonprofit dedicated to eradicating food insecurity.

2020: Call to Freedom, a nonprofit focused on navigating a healthy path for victims of human trafficking.

2019: Lifehouse Maternity Home, a nonprofit providing a home and compassionate care for high-risk pregnant women and their babies.

2018: Hildegard House, a nonprofit providing a home and compassionate care for individuals at the end of life.

Improving Maternal Healthcare in Underserved Communities

We are partnering with the U.S. Department of Health and Human Services (HHS) Office of Women's Health (OWH) to work towards a better understanding of the current state of maternal-infant harm and death to improve the quality of care, particularly in hospitals that serve vulnerable populations. OWH is leveraging our data to scientifically examine the root causes of maternal-infant mortality and morbidity, including significant and persistent racial and ethnic disparities, and translate these findings into evidence-based care delivery. This effort unites a cohort of more than 200 diverse hospitals from every state and the District of Columbia, largely caring for the underserved to implement and scale standardized, evidence-based practices to identify and reduce factors that are proven to contribute to adverse outcomes.

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CEO Letter | Making a Premier Impact | Awards and Associations | About This Report | Governance | People and Culture | Social Responsibility | Supply Chain Management | Environmental Management | Frameworks and Standards

Improving Health Through Community Development

To advance our mission, we provide our members with many of the tools needed to support the communities in which they operate. We also believe it is our social responsibility to do our part in directly improving the health of communities. In this spirit, Community Development is one of the four strategic pillars of our DEIB strategy. We drive coordinated organizational community development initiatives to address the root causes of social determinants of health disparities such as social justice, education, nutrition, poverty, maternal health and homelessness.

We deliver upon our social responsibility through financial donations and employee volunteer efforts to support nonprofits dedicated to improving community health. Our employees care about taking responsibility to contribute to our mission because, by virtue of our footprint, we live in the communities we serve. We believe that our commitment to support these nonprofit organizations in helping the underserved is a cornerstone of our mission and social responsibility.

Social Responsibility Program

Our Social Responsibility Program reflects our commitment to embracing our social responsibility by nurturing the communities in which we live and work. The program's framework includes volunteering and financial support for those community organizations and causes important to our employees during FY2021, as outlined below:

Program Opportunity	*Description*
Volunteering During Work Hours	We provide each employee with up to four hours of paid time off quarterly. In FY2021, employee volunteer hours totaled 329.
Volunteering Outside Work Hours	For every eight hours an individual employee volunteers during non-work hours, we will donate $100, up to a maximum of $200 per employee, per fiscal year to the charitable organization. Last year, we donated $3,500 to various charities to match our employees' volunteer support.
Corporate Gift Matching	Employees may donate a minimum of $50 to an eligible charitable organization to receive a 50% Matching Gift up to $2,500 per employee per fiscal year. Last year, we matched $130,315 of our employees' charitable donations.
Jeans Day Program	Employees may also contribute toward a monthly Jeans Days to support an employee-nominated, national healthcare-related charitable organization, such as COVID-19 relief efforts. In CY2020, our employees donated nearly $45,000 through this program to the following organizations: January – Hands for Holly Fund February – American Heart Association March – Autism Speaks April – The Guthy-Jackson Charitable Foundation May – Child's Play June – Barbells for Boobs July – Neuroendocrine Tumor Research Foundation August – Huntington's Disease Society of America, Inc. September – Cure PSP October – Scott Hamilton Cares Foundation November – JDRF (Juvenile Diabetes Research Foundation) December – Dogs for Better Lives



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CEO Letter | Making a Premier Impact | Awards and Associations | About This Report | Governance | People and Culture | Social Responsibility | Supply Chain Management | Environmental Management | Frameworks and Standards

We believe it is important to be a good neighbor. We encourage employee volunteering with various nonprofits and corporate-sponsored charitable events, from making life-saving donations at local blood banks to building healthy snack packs for A Child's Place and The Boys & Girls Club, to supporting COVID-19 relief efforts. We also typically host a companywide volunteer afternoon where our employees gather and give back to our local communities by supporting local charities.

Employee Resource Group Social Responsibility Initiatives

Our ERGs aim to bring their spirit of inclusion and belonging to transform our communities through both volunteering and charitable donations that support various nonprofits. Over the past year, we supported various nonprofits aligned with each ERG's particular area of focus. For example, our CEO served as executive sponsor for our Latin ERG to raise funds for Family Reach, a national non-profit organization dedicated to eradicating the financial barriers that accompany a diagnosis of cancer.

With 42 recipes from over 14 countries, our Asian Employees & Allies ERG created the "The Premier Melting Pot: A Collaborative Cookbook" to connect with others through a shared love of food, tradition and culture. The ERG then donated the book proceeds to the Stop AAPI Hate nonprofit organization which tracks and responds to incidents of hate, violence, harassment, discrimination, shunning and child bullying against Asian Americans and Pacific Islanders (AAPI) in the U.S.

In total, our ERGs donated nearly $6,700 throughout FY2021 to various community development initiatives. For more information on our ERGs, please see the discussion of our DEIB strategy.

We believe it is important to be a good neighbor. We encourage employee volunteering with various nonprofits and corporate-sponsored charitable events.


Melting Pot
42 mouth watering recipes from 14+ countries

DEFINITIONS OF A MELTING POT

1: A place where a variety of peoples, cultures or individuals assimilate into a cohesive whole.

2: A process of blending that often results in invigoration or novelty.

3: A place where different types of people live together and gradually create one community.

42 recipes

14+ countries

Our Asian Employees and Allies ERG created the "The Premier Melting Pot: A Collaborative Cookbook" to connect with others through a shared love of food, tradition and culture, then donated the book proceeds to the Stop AAPI Hate nonprofit organization which tracks and responds to incidents of hate, violence, harassment, discrimination, shunning and child bullying against Asian Americans and Pacific Islanders (AAPI) in the U.S.

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CEO Letter | Making a Premier Impact | Awards and Associations | About This Report | Governance | People and Culture | Social Responsibility | Supply Chain Management | Environmental Management | Frameworks and Standards

Supply Chain Management Our supply chain approach is designed to provide our members with valuable access to scale efficiencies, actionable data intelligence and information resources to help our members deliver higher quality and more cost-effective healthcare. We believe that our partners throughout the supply chain rely on our integrity, expertise and professionalism. We aim to provide our members with high quality products and services at the lowest price, and suppliers count on us to maintain competitive bidding processes that are fair, timely and understandable. Table of Contents CEO Letter Making a Awards and About This Governance People and Social Supply Chain Environmental Frameworks Premier Impact Associations Report Culture Responsibility Management Management and Standards 34

Supply Chain Services

Our Supply Chain Services business supports our members in managing their non-labor expense and capital spend through a combination of products, services and technologies. These include our group purchasing organizations (GPOs) serving acute, non-acute, non-healthcare and alternate sites; supply chain co-management; and direct sourcing activities.

Supply Chain Services leverages the collective buying power of our GPO members that represent many of the country's most progressive and forward-thinking healthcare organizations. Our members represent many of the country's most progressive and forward-thinking healthcare organizations. The participation of our healthcare providers gives us additional insights into the latest challenges confronting the industry, as well as innovative best practices we can share broadly.

>$69 billion

total GPO purchasing volume by all members participating in our GPO during CY2020

Group Purchasing Organizations

On behalf of our members, we negotiate approximately 3,100 contracts with over 1,350 suppliers through our GPOs, providing our members with access to a wide range of products and services, including medical and surgical products, pharmaceuticals, laboratory supplies, capital equipment, IT, facilities and construction, food and nutritional products and purchased services (such as clinical engineering and document shredding services). Total purchasing volume by all GPO members was more than $69 billion for CY2020.

Through our GPO programs, we aggregate member purchasing power to negotiate pricing discounts and improve contract terms with suppliers. We do not take title to the underlying equipment or products purchased by members through our GPO supplier contracts.

Our contracting process is guided by what we believe is the industry's most comprehensive GPO Code, which supports healthy competition while encouraging new and innovative products to enter the market. Our sourcing process ensures that factors beyond price are given serious and appropriate consideration. Clinical efficacy and improved patient care are especially important to us and our members.

GPO Supplier Selection Process

Supplier Contracting Overview. Contracting opportunities become available for supplier categories at varied times over the year, and all prospective suppliers have the ability to express interest in participating in our competitive bidding process. Once available, new and incumbent suppliers can submit bids. The full award process typically takes one year. Suppliers must wait until a contract is open, unless their product is a groundbreaking innovation that offers significant advances in clinical outcomes, efficiency or safety. We also offer opportunities for businesses owned by minorities, women and veterans to submit bids on short-term contracts.

Our GPO members provide us with additional insights into the latest challenges confronting the industry we serve and innovative best practices that we can share broadly throughout our membership.

Expedited Sourcing Process. To support our members and other healthcare providers during the COVID-19 pandemic, our GPO established an expedited sourcing process (ESP) to quickly include additional suppliers on contract to product categories experiencing shortages and supply chain disruption. The ESP incorporates products in categories that are under protective allocation, expected to move into allocation, on backorder or currently in shortage, with the goal of rapidly increasing access to critically needed supplies. This process enables us to meet market and member needs in a matter of weeks instead of many months while still maintaining the quality and due diligence for which our standard sourcing process is known.

Sourcing Committees. We facilitate service line-specific sourcing committees to determine which suppliers are awarded group purchasing contracts. Over 400 individuals, representing more than 130 of our U.S. hospital members, sit on 26 of our strategic and sourcing committees and, as part of these committees, use their industry expertise to advise on ways to improve the development, quality and value of our products and services.

Clinical Councils and Selection Criteria. Our supplier selection criteria vary by category and are created by our internal Clinical Councils with member subject matter expertise on the product category being reviewed. Our Clinical Councils are comprised of multi-disciplinary members with backgrounds including pharmacy, laboratory, nursing, surgical and cardiovascular areas. The Clinical Councils establish the core evaluation framework that best accounts for safety regulations, clinical trials, product reviews and applicable certifications related to key assessment factors such as:

- Quality
- Safety
- Clinical impact
- Cost effectiveness
- Physician preference
- Environmental impact
- Diversity
- Breakthrough potential
- Member input

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Core Tenets of Our Selection Process

Our product selection process is designed to be:

Standardized, but flexible. Many factors go into the ultimate selection of a product for contract. The best available clinical and market knowledge and expert review give our Member Sourcing Committees and Clinical Councils the information they need to make sound product choices.

Evidence-based. Products must be approved by the FDA and demonstrate that they perform what they are designed to do in a safe and effective manner. Several resources are used to gather information about products, including randomized controlled trials published in peer-reviewed professional journals, case studies, market guides or product comparisons, field trials, clinical staff surveys, quality monitors, customer satisfaction data and financial data. In addition, our Safety Institute may evaluate product-related information/data involving patient and worker safety as well as environmental issues.

Metric driven. The functionality of a product must be able to be objectively measured.

Transparent. Our goal is to ensure that all suppliers and products are considered and evaluated in a consistent, timely and fair manner, regardless of the size of a company, the breadth of its product line, or its relationship with our company.

Dynamic. Our product planning process is shaped by our members' needs.

Diversity friendly. We encourage interest from small and diverse suppliers, including through our Diverse Supplier Program, which provides minority, women and veteran-owned business enterprises the opportunity to partner with us to support our efforts to continually lead the way in healthcare innovation. We also support our Sourcing Education and Enrichment for Diverse and Small Suppliers program, which is aimed at increasing the number of small, diverse and regional enterprises doing business with members of our healthcare alliance. Suppliers have access to subject matter experts to develop robust marketing strategies to help them grow and scale their business and have a positive economic impact on disadvantaged communities across the country. For more information, see the Supplier Diversity section of this report.

Interdependent. No product evaluations or contracting decisions are made in a vacuum. We rely on the input of our members for decisions regarding new product categories and individual contracts. Member-based committees comprised of clinicians and others regularly meet to review new products and award contracts.

Ethically driven. We require all suppliers to abide by the Healthcare Group Purchasing Industry Code of Conduct, which underscores the commitment of our organizations to help healthcare providers deliver the best in quality healthcare at a reasonable cost, and to do so in a way that is ethical and fair to all participants in the healthcare marketplace. For more information on our supplier responsibilities and accountability, please visit our Supplier page.

Stages of Our Supplier Selection Process

1 — KICKOFF

When a product category opens, the evaluation process kicks off with supplier electronic registrations with contract bids and requests for information (RFI) on their products and/or services through PASSport, our web-based, electronic sourcing tool used to manage and record all sourcing and bidding activities from a centralized location.

2 — SHORT LIST APPROVAL

The submitted contract bids and RFIs are reviewed against the evaluation standards and criteria established by our service line-specific Clinical Councils, which then narrows the candidate pool to an approved shortlist.

3 — PRODUCT CATEGORY AWARD

The supplier applications and commercial proposals are reviewed with appropriate Sourcing Committee throughout the selection process: at kickoff, after the initial RFI, during negotiations and then for the final assessment. The Member Sourcing Committee determines which suppliers are awarded contracts.

4 — MEMBER PURCHASING

Once a supplier is awarded a contract agreement, our members have access to the product detailed information through our online catalog at the prices we negotiated with the supplier. The online portal enables members to purchase contracted products and manage the contracts with suppliers. The suppliers distribute purchased products directly to members.

5 — ONGOING SUPPLIER ASSURANCE

The contract agreement typically has a term of three years, after which the supplier must engage in the supplier assessment process to renew the agreement.

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We partner with a third-party supply chain management helps suppliers introduce groundbreaking products to our GPO provider for ongoing supplier and site assessment and monitor- members without them having to wait until the next bidding ing of a broad range of environmental and social issues, cycle for access to such products. Through a rigorous, four-including identifying chemical spills, environmental hazards, stage evaluation process, our sourcing committee reviews regulatory changes, labor disruptions or violations, fines, legal healthcare products or technologies that revolutionize treat-actions and actions under the FDA, European Medicines ment or processes (Breakthrough Products) that have the Agency (EMA) or Occupational Safety and Health Act (OSHA). potential to significantly improve patient and/or hospital staff We also incorporate risk scoring into our supply chain manage- safety and non-clinical operational efficiencies and deliver ment processes to analyze trends, identify risky suppliers or improved health outcomes or cost savings. Based on the parts, and mitigate risks where possible. During FY2022, we evidence presented, a member sourcing committee decides plan to incorporate supplier screening and ESG assessment whether to award a contract to a supplier mid-cycle. analytics to continue to advance our supply chain due diligence and risk management practices. Supply Chain Co-Management We manage and co-manage the supply chain operations for Breakthrough Process members to drive down costs through processes, including In support of our mission, we encourage the development of value analysis, product standardization and strategic resource healthcare technology that significantly improves healthcare allocation and improved operational efficiency. quality, outcomes and/or processes. Our technology program Our subsidiary, S2S Global, increased the production of masks, gloves and other personal protective equipment from multiple countries and regions to lower risk and increase redundancy. Table of Contents CEO Letter Making a Awards and About This Governance People and Social Supply Chain Environmental Frameworks Premier Impact Associations Report Culture Responsibility Management Management and Standards 37

Direct Sourcing

We offer our members the opportunity to purchase directly sourced products in the healthcare space through our subsidiary, S2S Global (S2S), for items such as patient gowns, exam gloves, lab coats, masks and incontinence products. These products are typically offered to our members through our GPO. We believe that our direct sourcing activities help our members and other customers access a diverse product portfolio and help provide transparency to manufacturing costs and competitive pricing. We market our direct sourcing activities primarily under the PREMIERPRO® brand.

Given the global footprint of our contract manufacturing suppliers, our corporate social responsibility practices at S2S are paramount. S2S has adopted strong anti-bribery standards, and seeks to identify and prevent the occurrence of forced labor and human trafficking in our supply chain through:

Annual social responsibility audits of our contracted manufacturers conducted by an international third-party auditor. Audits are both announced and unannounced and include private worker interviews and inspections of manufacturing and living facilities. All findings are reported at the end of each audit. Manufacturers that repeatedly fail to meet our standards as set forth in a corrective action plan are terminated.

Annual instructor-led anti-bribery and human trafficking education for all our S2S employees with webinar sessions for S2S sourcing agents and other personnel who work with S2S, including our Anti-Bribery and Human Trafficking Policies and Procedures as provided in the Compliance and Ethics section of our corporate website. We continue to engage the International Business Ethics Institute to develop and deliver the annual education, review our Anti-Bribery and Human Trafficking policies and increase knowledge of when and where to seek advice. In 2020, 100% of S2S employees and other personnel that work with S2S, including our leadership team, completed this education.

Ongoing internal evaluation of potential risks via monitoring by our legal and compliance departments.

Anonymous third-party reporting portal, Premier's WorkSmart Integrity Help Line, is available to anyone to report unethical behavior, misconduct and suspected criminal or illegal activity.

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Compliance and Ethics

We recognize the value of integrity — integrity of the individual, the enterprise and our alliance. Integrity forms the basis of our successful business operations and underpins all our business relationships. Our alliance members rely on our integrity, expertise and professionalism to receive the best products and services at the lowest price. Likewise, suppliers count on us to maintain competitive bidding processes that are fair, timely and understandable.

All suppliers are expected to uphold our high standards and comply with the responsibilities and obligations of suppliers when doing business with us, including responsible business practices as it relates to human rights, anti-bribery and anti-corruption standards. For more information, please see our Supplier Standards and Suppliers sections on our website.

Over the past year, we improved our vendor management with a centralized risk management and compliance cloud-based platform. The solution provides advanced capabilities to map data across our environment, relate certain business areas to specific vendors, improve accuracy in capturing information from both internal resources and external vendors and develop tighter IT controls to ensure vendor compliance with laws and regulations.

Our success is firmly rooted in developing mutually beneficial relationships with our vendors.

GPO and Member Committee Compliance

In providing our group purchasing services, we serve the interests of our member hospitals and health systems and, through them, the patients and communities they serve. Foremost among those interests are good clinical outcomes for patients and cost-effectiveness in care processes and utilization of resources such as supplies, pharmaceuticals and equipment. In so serving, we seek to act ethically, accountably and fairly with respect to all participants in the healthcare marketplace. Each GPO is bound to the terms outlined in our GPO Code. **During CY2020, 100% of our GPO Member Committee participants completed their annual Conflict of Interest attestations.**

In addition, it is the responsibility of all sourcing committee and advisory subcommittee members to administer our corporate matters honestly and efficiently, and to exercise the best care, skill and judgment for the benefit of our company, consistent with our ethical standards. For more information, please see our Member Committee Conflict of Interest Policy.

Vendor Grievance Process

0

grievances filed by suppliers in CY2020

Our success is firmly rooted in developing mutually beneficial relationships with our vendors. We take vendor grievances seriously and offer several ways to resolve possible issues. We have our own vendor grievance process to ensure a vendor's ability to access our contracting staff and leadership to address concerns or complaints relating to the contracting award process or decisions. In addition to our vendor grievance process, a vendor may request further review of any outstanding concerns through the Healthcare Group Purchasing Industry Initiative (HGPII) Independent Evaluation Process, facilitated by the American Arbitration Association® (AAA). For the calendar year ending in CY2020, there were no grievances filed by suppliers. For more information, please see our Vendor Grievance Policy.

Product Quality and Safety

We act as a trusted connection point for healthcare providers, suppliers and the government, by seeking to promote access to safe, high-quality products within our supply chain.

GPO Quality and Safety Assurance

Our GPO operational contracting analysis is designed to ensure that products provided by GPO suppliers are FDA-approved as required and perform as intended in a safe and effective manner. Several resources are used to gather information about products, including randomized controlled trials published in peer-reviewed professional journals, case studies, market guides or product comparisons, field trials, clinical staff surveys, quality monitors, customer satisfaction data and financial data. In addition, our GPO may evaluate product-related information/data involving patient and worker safety as well as environmental issues. For a more detailed overview of our vendor selection and management process, please see the Supply Chain Services section of this report.

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Recall Policies and Procedures Safe Healthcare Resources Our Quality and Safety assurance begins with the initial supplier We provide safety resources and tools to promote a safe bid submission. During the Kickoff stage of our Supplier healthcare delivery environment for patients, workers and their Selection Process, our RFI requires that each supplier disclose communities. Our goal is to assemble news and technical information related to product category regulations, including resources that help busy healthcare professionals effectively FDA inspection and clearance. Additionally, each supplier must tackle the challenge of preventing harm and fostering a safe provide its recall policies and procedures, including manage- and healthy healthcare environment for everyone — from ment of recall notifications, customer engagement, order patients and workers to the public. substitution and expectations regarding turnaround time The Premier Safety Institute®, a publicly accessible resource, thresholds. This information is reviewed by our service line- was designed to provide safety resources and tools to promote specific Sourcing Committees and Clinical Committees. a safe healthcare delivery environment for patients, workers Contracted suppliers are expected to comply with FDA require- and their communities. Launched in 1999, and aligned with ments for actions to be taken related to products (medical our vision and mission, the Safety Institute helps to improve devices, drugs, biologic products) that are found to be defec- the health of communities and lead the transformation to tive, could pose a risk to health or are in violation of FDA high-quality, safe and cost-effective healthcare. The Institute’s regulations. This includes notification to the FDA, as well as website, launched in June 2001, was designed for busy collaboration with our GPO and subject matter experts to notify clinicians and others in need of curated content and resources the members, provide support and advice regarding supplier from credible sources to help support quality and safety safety incidents or recalls, and conduct follow-up checks to improvement efforts. assure successful resolutions. Table of Contents CEO Letter Making a Awards and About This Governance People and Social Supply Chain Environmental Frameworks Premier Impact Associations Report Culture Responsibility Management Management and Standards 40

The Safety Institute served as the original lead for Premier's environmental stewardship efforts, such as GreenHealthy®, a program supporting our commitment to protecting the environment and maintaining a safe and healthy climate for patients, workers and communities, which includes the internal corporate-wide "Say Yes to Green" program and a healthcare energy reduction initiative. The Institute partnered with our GPO to launch Premier's initial Environmentally Preferable Purchasing Program, which featured such innovations as a latex-free product list. The search capabilities for specific latex-free products were enhanced by standardizing the nomenclature of key environmental attributes.

We continue to enhance the role of the Safety Institute, and it now also focuses on thought leadership. The Institute continues to provide our company, our members and others with subject matter expertise, grounded evidence and timely resources for contemporary topics, such as COVID-19, Opioid Stewardship and Influenza Season-2021-2022.

S2S Quality Assurance in Direct Sourcing

Our S2S Quality Assurance program for our direct sourcing option incorporates industry best practices to deliver quality products, all while driving tangible savings to our alliance members. S2S's internal Quality Assurance team, along with the Quality Inspection team from our overseas exclusive sourcing agent, conduct both supplier and product validation throughout the manufacturing process. Members conduct product validation and pre-production evaluation via our S2S Clinical Committee. Member feedback also drives product improvements throughout the contract cycle.

S2S

Quality Assurance program uses industry best practices to deliver quality products

Supplier validation includes third-party auditing that covers manufacturing specifications and facility capabilities (e.g., ISO9001, ISO13485, GMP, etc.). Products are inspected during production through random sampling prior to shipment and via inbound and random distribution center inspections to monitor product consistency over time. Our third-party accredited product testing process covers all critical quality measures specific to each product, including, but not limited to, claim verification, tensile strength, viral penetration and product performance.

GreenHealthy® is a program supporting our commitment to protecting the environment and maintaining a safe and healthy climate for patients, workers and communities.



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Counterfeit Drugs and Traceability

Our portfolio of pharmacy contracts covers more than 180 pharmaceutical suppliers and over 15,000 products, including branded and generic pharmaceuticals, compounding products, diabetic supplies and over-the-counter medications. We contract with suppliers approved by the Food and Drug Administration (FDA) and distributors that are authorized to do business with and by our suppliers. Distributors engaged in known grey market activity (e.g., selling Premier private-label products when they are not on contract with Premier) or price gouging on shortage-impacted drugs will not be awarded a contract with us.

Through our pharmacy program, we contract with manufacturers of both commercially manufactured pharmaceuticals and 503B-manufactured pharmaceuticals. These manufacturers either deliver their products directly to the healthcare provider or they ship through authorized wholesalers and distributors who abide by Drug Supply Chain Security Act (DSCSA) regulations for tracking and tracing the ownership and delivery of pharmaceuticals. Upon receipt, the provider of a pharmaceutical product can track its movement through the supply chain from the manufacturer through a distribution channel to themselves. Our members and contracted distributors abide by DSCSA rules and regulations. We offer supplier contracts for members with three DSCSA track-and-trace technology solutions to assist our members in assuring the integrity of the drug supply chain.

We offer supplier contracts for members with three DSCSA track-and-trace technology solutions to assist our members in assuring the integrity of the drug supply chain.



We contract with distributors that purchase pharmaceuticals for our GPO members directly from the manufacturer, thus minimizing the chance for diversion or counterfeiting. In addition, with respect to 503B suppliers that are on contract with Premier and supply drug-shortage products to our members, we have a process whereby we inspect each supplier and require a lengthy questionnaire to be completed over the course of the life of the contract, or we will not include that supplier in our program.

If a healthcare provider has a question or concern about a pharmaceutical product they purchased from the manufacturer or wholesaler/distributor and that concern is initially shared with us, we put that provider in touch with the appropriate individuals at the manufacturer or wholesaler/distributor to discuss the concern and any appropriate action that needs to be taken regarding the individual product in question.

In addition, we are on a variety of FDA and other industry mailing lists and receive immediate notification of any pharmaceutical recalls. This allows us to understand the nature of the recall and if it is a product and/or manufacturer with which we have on contract and if there is a need to discuss appropriate action with the supplier.

Our members are alerted to shortages, recalls and other safety incidents through a weekly pharmacy newsletter. Time-sensitive updates to members on pharmaceuticals are provided through email.

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Environmental Considerations

We are committed to supplying our member health systems with products that support the health of their patients, staff and the populations they serve. As part of this commitment, our sourcing committees include environmental impact data in their contracting decisions. Enabled by our data-driven approach, forward-thinking supply chain teams are driving continued green innovations in healthcare that are cutting costs over the long-term, reducing environmental impact and minimizing negative consequences on public health.

Environmental Assessment Process

We work with suppliers to ensure environmental sustainability information is made available before purchasing decisions are made. We request extensive information from our suppliers on environmentally preferable policies and practices and are guided by our Environmentally Preferred Purchasing (EPP) Council. The EPP Council is comprised of sustainability specialists from a cross-section of member health systems and advises on environmental matters for contracts. The EPP Council also acts as a forum for members to discuss best practices to drive sustainability in healthcare, solve common challenges and drive continuous improvement. Recent discussions have focused on plastic elimination in the food service setting, composting and waste disposal, latex-free product lists, and contractual barriers to increased reuse and reprocessing.

Our sourcing process includes questions about the existence of chemicals of concern, recyclable or recycled packaging and responsible resources in their products. The Chemical Footprint Project (CFP) provides an independent assessment solution to help track and encourage the use of safer chemicals. As a CFP signatory, and through the support of our individual members, we help accelerate the adoption of safer and environmentally sustainable chemicals by industry suppliers.

Contracted products with environmental attributes are highlighted in our product catalog for use by our member health systems as part of our work to integrate critical environmental impact data for medical and non-medical products into the purchasing process for hospitals, health systems and other provider organizations. The information provided by suppliers is used by both our purchasing committees when making contract award decisions and by our members more generally as they endeavor to meet sustainability goals.

Member Support and Partnerships

We work with member health systems in their varying organizational EPP initiatives. These initiatives include efforts to eliminate certain chemicals from their health systems, reduce their environmental footprint through reprocessing, utilize products with recyclable packaging and content to eliminate waste and greenhouse gas emissions and reduce energy usage through the purchase of energy efficient electronics. Through support of these efforts, we are working to address healthcare's role in climate change.

Enabled by our data-driven approach, forward-thinking supply chain teams are driving continued green innovations in healthcare that are cutting costs over the long-term, reducing environmental impact and minimizing negative consequences on public health.



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We provide data and support to our members allowing them to achieve their own environmental objectives. For example, some members are pursuing the elimination of chemicals of concern from certain product categories in accordance with industry guidelines established by Practice Greenhealth and the Healthcare Anchor Network (HAN). Combining member purchasing data within our GPO supply chain with our EPP supplier information allows our members to track and monitor compliance with their sustainability targets.

Understanding that the enormous challenge of improving healthcare's environmental footprint can only be solved by close cooperation, we foster ties with all concerned parties. **We have a long history with Practice Greenhealth and continue to support their efforts. We have also collaborated closely with HAN, providing feedback on how GPOs can support HAN's dual objectives of supporting local economies and furthering environmental justice.**

PRACTICE Greenhealth

Transportation and Logistics

We provide our GPO members with direct sourcing options through our subsidiary, S2S, primarily for commodities, as discussed in Global Direct Sourcing section above. Most of these direct-sourced items are produced by suppliers in Southeast Asia.

We rely on third-party transportation providers who use fuel and energy on our behalf to transport our directly sourced goods via various modes of transportation, including air, ocean and road. We take a holistic approach to our energy management to seek to optimize delivery efficiencies within the value chain we support between our members and suppliers.





Our Holistic Approach

We exercise a process of continual feedback and process refinement to seek to optimize practices that minimize the time, cost and environmental impact of our order fulfillment operations, as highlighted below:

1

Goods from Southeast Asia are typically shipped to us through container ship vessels, which we believe create a smaller carbon footprint when supporting our international transportation needs as compared to airborne delivery options.

2

Once these containers arrive at a U.S. port, they are delivered by third-party diesel trucks to one of our two leased distribution centers, strategically located at each coast (Charlotte, North Carolina, and Riverside, California), to best minimize distance requirements and carbon footprints of that delivery transportation.

3

Once at the distribution center, the products are offloaded and housed within the warehouse until ordered by a customer, using electric forklifts and automated technology features.

4

For the final direct-to-customer delivery, we again utilize third-party diesel trucks. Once ordered, products reach the customer through parcel mode for small items, and either full- or limited-truckloads for larger items. We continually review and manage this final order fulfillment stage to utilize full-truckloads whenever possible to best maximize delivery efficiency and minimize the carbon footprint.

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We employ eco-friendly practices at our leased distribution centers in Riverside, California, and Charlotte, North Carolina. RIVERSIDE Cardboard and pallets reused for multiple shipments Energy efficient bulbs and natural light used throughout the warehouse Electric forklifts used for loading and unloading Electronic scanners utilized to reduce paper use Table of Contents CEO Letter Making a Awards and About This Governance People and Social Supply Chain Environmental Frameworks Premier Impact Associations Report Culture Responsibility Management Management and Standards 45

Supplier Diversity

As an organization built on the foundation of transforming healthcare within communities across the country, we recognize that supplier diversity is an important component of our members' success. Diverse suppliers help our hospitals create jobs and improve life in the communities they serve.

We appreciate the challenges that minority-owned, women-owned and small businesses have with reach and access in the same ways as larger or more widely known organizations. Therefore, we created a Supplier Diversity Program to provide minority, women and veteran (veteran, disabled veteran, service-disabled veteran) business enterprises (MWVBEs) the opportunity to partner with us to support our efforts to continually lead the way in healthcare innovation. Our Supplier Diversity program is under the guidance and direction of our GPOs. The program is also a strategic pillar under our DEIB strategy under the direction of our Chief Diversity and Inclusion Officer. For further discussion, please see the DEIB section within this report.

Our Supplier Diversity Program supports our members by:

Ensuring
diverse suppliers are proactively considered for contracting opportunities.

Encouraging
contracted suppliers to support and procure from diverse suppliers.

Supporting
and facilitating procurement from diverse suppliers.

Including
diverse suppliers in our contract portfolio.

The SEEDS Program

In 2009, we launched Sourcing Education and Enrichment for Diverse and Small Suppliers (SEEDS), a program aimed at increasing the number of small, diverse and regional enterprises doing business with members of our healthcare alliance. The SEEDS program lends support to diverse and small business enterprises, enabling them to grow at a pace that is commensurate with their existing business infrastructure (i.e., local, regional and/or national sales capabilities). Moreover, the SEEDS program provides contracted suppliers with coaching, mentoring, business educational tools and a stair-stepped approach to help them develop strategic long-term relationships with members across our healthcare alliance.

15%

of our contract portfolio was comprised of diversity suppliers in CY2020.

In CY2020, 15% of our contract portfolio was comprised of diverse suppliers and included agreements with minority, women, veteran and small business enterprises. In CY2020, our contract suppliers enjoyed 21% year-over-year growth in purchasing spend compared to CY2019. We continue to evolve our strategies to focus on socio-economic development and growth of communities through minority- and women-owned business enterprises. We believe the increased use of our Supplier Diversity Program and SEEDS will drive better healthcare outcomes, strengthen local economies and develop a more robust supplier diversity ecosystem for the healthcare industry.

To further support and expand our supplier diversity program, Premier, Inc. is a corporate member of the following advocacy organizations:

- National Minority Supplier Development Council
- Women Business Enterprises National Council
- Healthcare Supplier Diversity Alliance
- Healthcare Group Purchasing Industry Initiative

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Supplier Resiliency and Disaster Response

We created a program designed to promote domestic and geographically diverse manufacturing and ensure a robust and resilient supply chain for essential medical products. The program is intended to provide a means to invest in businesses that can supply shortage products, co-fund the development of affordable products that address specific market needs and create strategic sourcing contracts to ensure continuous supply. We believe this program is most successful when we are able partner with our members on these initiatives. For example, we recently formed PRAM Holdings, LLC (PRAM) in partnership with our members to invest in Prestige Ameritech, a domestic manufacturer of masks and other PPE, whereby our members obtain a direct source to critical PPE.

We also partner with health systems to find ways to deliver critical drugs that pharmacists and clinicians need to serve their patients. Guided by our member health systems, including our National Pharmacy Committee, we are bringing an increased supply of generic drugs back to market to fill hospitals' critical needs and helping alleviate the drug shortage. Through our national drug initiatives, we have helped supply members with nearly 150 shortage drugs. Specifically, we created ProvideGx® to provide a vehicle to invest in innovative new business models and partnerships to address drug shortages, including partnering with quality generic drug manufacturers that can supply shortage products, co-funding the development of affordable products that address specific market needs, and securing contracts for active pharmaceutical ingredients to ensure a continuous supply as well as strategic sourcing agreements.

Disaster Response Community Team

Our dedicated Disaster Response Community team ensures business continuity for our members during a hurricane, fire, tornado or other emergency. We serve as an extra set of hands and legs for our members and work across contracted suppliers, member health systems, business continuity experts and communications functions to serve as conduits for information and preparedness. Our team constantly monitors all areas of the U.S. for earthquakes, wildfires, hurricanes and other disruptive events that could potentially affect our members, suppliers or employees. The communications for these events, when elevated, are distributed across our membership and posted to our Disaster Response Communities site. Additionally, we are frequently in contact with local, state and national government organizations such as Federal Emergency Management Agency (FEMA), Cybersecurity and Infrastructure Security Agency (CISA), National Hurricane Center (NHC) and the appropriate State Emergency Management Office during disasters.

COVID-19 Pandemic

Healthcare supply chain resiliency was tested during the COVID-19 pandemic, particularly for PPE. With our unique position as a connection point between healthcare providers, suppliers and federal and state governments, we were able to provide the federal government's COVID-19 supply chain task force with insights about health system preparedness and potential actions that could be taken to ensure a more reliable supply chain.

We are uniquely positioned as a trusted partner in connecting the healthcare community with our valued capabilities and integrated partnerships. During the pandemic, we launched a partnership to help align stakeholders around data-driven strategies to manage shortages, enable improvements in the supply chain and help place critical medical supplies where they were needed most. Our network and solutions help match hospitals and frontline providers in need of specific items with peer organizations who can provide the needed supplies. Our GPO has also established an expedited sourcing process to add additional suppliers to product categories experiencing shortages. Recognizing the need to balance America's reliance on international manufacturing and sourcing, our direct sourcing subsidiary, S2S, also increased the production of masks, gloves and other PPE from multiple countries and regions to lower risk and increase redundancy.



Photo by Atrium Health

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Leading Through the COVID-19 Pandemic

Through our strategic relationships with healthcare systems and hospitals and unique capabilities, coupled with our positioning within the healthcare ecosystem, we have taken a leadership role in supporting our members through a challenging and dynamic environment. Our efforts are helping to stabilize the supply chain and secure PPE and other critically needed, high-demand supplies for our members and enabling them to deliver care to their patients.

Below are many of the actions we have taken to deliver long-term, sustainable value to our members and the healthcare system:

Solving for Overreliance on Overseas Manufacturing

- We invested in Prestige Ameritech to provide more than 60 million U.S.-made N95 masks, surgical masks and goggles per year for participating Premier members.
- We are partnering with DeRoyal Industries Inc. to produce more than 40 million domestically manufactured gowns annually.
- Our collaboration with Honeywell is expected to produce at least 750 million domestically made nitrile exam gloves in the first year alone.
- We are collaborating with ExelaPharma Sciences to support uninterrupted access to 19 generic injectable drugs.

Access Inventory Already in the Channel

- We partnered with Resilinc and Stanford University to launch an online portal for providers to dynamically exchange needed products.
- More than 1,000 hospitals have joined to swap five million products including masks and gowns.

Embed Resiliency into Drug Supply Chain

- We pulled pharmaceuticals out of allocation and moved them to our own distribution channel, allowing us to dynamically allocate products to members based on clinical need.
- Our efforts avoided widespread drug shortages for members, despite spikes in demand of more than 150%.

Safely Accelerate New Entrants' Access to the Market

- We developed an accelerated process to bring new suppliers to contract in 14 days or fewer in categories experiencing product allocation or shortages as a result of the pandemic.
- As a result, we signed more than 120 new contracts and evaluated supplies from more than 2,500 brokers.

Ensure Smaller Providers Without Distributor Purchasing History Can Access Supplies

We placed thousands of products from vetted suppliers on Stockd, our e-commerce site, allowing for alternate site and physician source vital supplies.

Promote Cross-Industry and Cross-Competitor Collaboration

We launched a coalition uniting executives from nearly 20 healthcare suppliers, manufacturers, distributors and others to help deliver transparency to our supply chain and heal the challenges in our industry.

Fast-Track Global Sourcing to Bring Critical Products to Members

The backbone for our PPE forward buy program, S2S delivered more than 166 million masks and respirators and 66 million gowns.

Enhance Existing Infection Prevention Technologies to Monitor COVID-19 Cases

- Our clinical surveillance technology includes COVID-specific alerts and patient flags for tracking and analytics.
- Our clinical decision support technology uses natural language processing and machine learning to flag suspected or confirmed COVID-19 patient cases directly in the EMR, at the point of care.

Create Early Warning System for Future Waves of COVID-19

- We are enabling health systems to set specific triggers alerting them to upticks in certain symptoms, thus predicting future cases and potential surges in almost real time.
- This early warning system buys time to support providers' and communities' containment and mitigation strategies, preparing them to manage an uptick in volume.

Leverage Predictive Modeling for Actionable Forecasts on Potential Surges in Cases

- Our integrated solution leverages clinical and public health information to create predictive models indicating the health systems' projected caseload for five to seven days.
- This solution then overlays predictive modeling to project supply utilization based on the acuity of cases to support planning and dynamic allocation of supplies.

Stay Informed and Ensure Adherence to Latest COVID-19 Clinical Guidance

- Our clinical decision support technology embeds the latest and most relevant clinical guidance into the workflow, allowing nurses and physicians to incorporate the most recent findings into clinical practice after relevant guidelines become available.

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CEO Letter | Making a Premier Impact | Awards and Associations | About This Report | Governance | People and Culture | Social Responsibility | Supply Chain Management | Environmental Management | Frameworks and Standards

Environmental Management We are committed to protecting and enhancing the environment. As part of our efforts to improve the health of our nation’s communities, we pursue our mission as prudent stewards of the environment. We strive to identify products and services that not only help our members to protect the environment as discussed in the section on Supply Chain Management, but also seek to integrate environmentally friendly practices into our own operations. Table of Contents CEO Letter Making a Awards and About This Governance People and Social Supply Chain Environmental Frameworks Premier Impact Associations Report Culture Responsibility Management Management and Standards 49

Energy Management

As a national organization, we seek to maintain a nimble energy footprint. Where it is operationally feasible, we support a remote work environment for our employees. Today, the vast majority of our employees are working remotely (not in a physical office) on a full-time basis, which contributes to an overall lower carbon footprint. We are currently engaged with our employees to pilot a hybrid work schedule for a combination of work-from-home, work in a Premier office or work elsewhere. We anticipate that this approach will contribute to further reducing our carbon footprint.

We lease all our office space, which includes our corporate headquarters (HQ) in Charlotte, North Carolina, and eight smaller satellite office locations across the U.S. Our HQ building is LEED-CS Gold® certified with LEED-CI principles applied within the interior build-out design, resulting in a LEED Gold® certification of the tenant upfit. Our landlord also received the 2021 Energy Star Partner of the Year Award from the U.S. Environmental Protection Agency and the U.S. Department of Energy. **Additionally, we eliminated our on-site data center from our headquarters in 2019, which reduced our equipment and related annual power needs by nearly 40%.**

Examples of Eco-friendly Practices at Our Leased Office Locations

Location	*LEED-CS-Gold Certified*	*WELL Health-Safety Rated*	*Energy Star*	*BOMA 360 design*	*Recycling*	*Composting*	*LED Lighting*	*Light Sensors*	*E-Waste Pickup*	*Green Cleaning*	*Touchless Dispensers*
Charlotte, NC*	•	•	•		•		•	•	•	•	•
Charlottesville, VA					•						•
College Station, TX							•				
El Segundo, CA					•					•	
Hudson, OH							•	•			•
New York, NY		•		•	•		•			•	•
San Diego, CA					•						
Walnut Creek, CA			•		•	•			•	•	
Washington DC					•					•	

*Corporate Headquarters

We incorporated LED lighting requirements in all new leases that cover future build-out or space renovations and installed motion sensor lighting with auto-shutoff features when possible. We also work with our landlords to provide special parking for fuel-efficient cars, EV vehicles and carpooling.

We outsource portions of our operations such as our data centers, which decreases our overall carbon footprint due to the economies-of-scale regarding carbon emissions and electricity usage provided by third-party data center solutions hosted on cloud-based platforms.

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CEO Letter | Making a Premier Impact | Awards and Associations | About This Report | Governance | People and Culture | Social Responsibility | Supply Chain Management | Environmental Management | Frameworks and Standards

Waste and Water

We are environmentally conscious in the acquisition, use, maintenance, reuse, recycling and disposal of products and services used throughout our operations. We work with our landlords and suppliers to implement eco-friendly best practices as part of advancing our environmental management strategy, such as:

Discontinuing the use of straws, providing compostable drinking cups and utensils where applicable and replacing plastic with wooden stirrers.

Requesting cleaning vendor partners to support "green" practices such as microfiber products, eco-friendly products, HEPA-filter vacuums, recycling and energy- and water-efficient cleaning equipment.

Repurposing office furnishings to local charitable organizations, schools, churches, community organizations and our employees (auction process).

Implementing eco-friendly initiatives such as hands-free water and soap dispensing systems, energy-efficient appliances and recycling of office waste.

The facilities service company for our HQ building was awarded the Cleaning Industry Management Standard (CIMS)-Green Building Certification with Honors by ISSA-The World Cleaning Industry Association. The award is given to those companies that demonstrate a commitment to the delivery of environmentally preferable services that are designed to meet customer needs and expectations.

Additionally, when scheduling external meetings and conferences, we strive to pursue contracts with facilities that integrate green offerings within their building operations and customer service, such as recycling, water and energy conservation.

Electronic Waste Recycling

With electronics recycling (e-waste) as an ongoing process, **we recycled 8-to-10 tons of IT equipment over the past five years. Also, we are a member of e-Stewards Enterprises, which promotes the use of electronics recyclers that meet certified standards for responsible recycling practices.** We also offer a computer drawing twice a year to our employees for the opportunity to purchase refurbished, previously used Premier computers with a portion of the proceeds being donated to a nonprofit organization.

In conjunction with our transition to an outsourced data center, we recycled and/or repurposed 49 server racks, 200 UPS batteries, 22 in-line CRAC (HVAC) units, a 1,000KW Caterpillar Generator and Enclosure and 5,800 pounds of copper cabling and piping during the decommissioning in 2019.



Table of Contents

CEO Letter	Making a Premier Impact	Awards and Associations	About This Report	Governance	People and Culture	Social Responsibility	Supply Chain Management	Environmental Management	Frameworks and Standards

Frameworks and Standards Our Sustainability Report has been prepared in accordance with the accounting standards published by the Sustainability Accounting Standards Board (SASB). We have also identified the United Nations Sustainable Development Goals (SDGs) that we believe best align with our business activities and key priority areas. Table of Contents CEO Letter Making a Awards and About This Governance People and Social Supply Chain Environmental Frameworks Premier Impact Associations Report Culture Responsibility Management Management and Standards 52

United Nations Sustainable Development Goals (SDGs) The United Nations’ Sustainable Development Goals (SDGs) are a collaborative, global effort to achieve a better and more sustainable future for all. Represented by 17 Global Goals and 169 targets, the SDGs address challenges of poverty, inequality, climate change, environmental degradation, peace and justice. We identified the key areas where we have the greatest influence and impact through our business strategy, products and services. SDG Description Section in the report Ensure healthy lives and promote well-being for all at all ages. Our Social Responsibility Achieve gender equality and empower all women and girls. Our People and Culture Promote inclusive and sustainable economic growth, Supply Chain Management employment and decent work for all. Reduce inequality within and among countries. Our Social Responsibility Governance, Ethics and Responsible Business Practices: Government Affairs and Advocacy Ensure sustainable consumption and production patterns. Supply Chain: Environmental Considerations Environmental Management Table of Contents CEO Letter Making a Awards and About This Governance People and Social Supply Chain Environmental Frameworks Premier Impact Associations Report Culture Responsibility Management Management and Standards 53

Sustainable Accounting Standards Board (SASB)

The table below incorporates accounting standards from the SASB related to Health Care Distributors (HC-DI), as well as to relevant topics from Medical Equipment & Supplies (HC-MS) and Software & IT Services (TC-SI). It includes references to sections within this report where specific topics are discussed.

Topic	*Accounting Metric*	*Category*	*SASB Code*	*Report Reference*
Fleet Fuel Management	Payload fuel economy	Quantitative	HC-DI-110a.1	Supply Chain Management: Environmental Considerations
	Description of efforts to reduce the environmental impact of logistics	Discussion and Analysis	HC-DI-110a.2	
Product Safety	Total amount of monetary losses as a result of legal proceedings associated with product safety	Quantitative	HC-DI-250a.1	Supply Chain Management: Product Quality and Safety
	Description of efforts to minimize health and safety risks of products sold associated with toxicity/chemical safety, high abuse potential, or delivery	Discussion and Analysis	HC-DI-250a.2	
Counterfeit Drugs	Description of methods and technologies used to maintain traceability of products throughout the distribution chain and prevent counterfeiting	Discussion and Analysis	HC-DI-260a.1	Supply Chain Management: Product Quality and Safety
	Discussion of due diligence process to qualify suppliers of drug products and medical equipment and devices	Discussion and Analysis	HC-DI-260a.2	
	Discussion of process for alerting customers and business partners of potential or known risks associated with counterfeit products	Discussion and Analysis	HC-DI-260a.3	
Product Lifecycle Management	Discussion of strategies to reduce the environmental impact of packaging throughout its lifecycle	Discussion and Analysis	HC-DI-410a.1	Supply Chain Management: Environmental Considerations
	Amount (by weight) of products accepted for take-back and reused, recycled or donated	Quantitative	HC-DI-410a.2	
Business Ethics	Description of efforts to minimize conflicts of interest and unethical business practices	Discussion and Analysis	HC-DI-510a.1	Governance, Ethics and Responsible Business Practices
	Total amount of monetary losses as a result of legal proceedings associated with bribery, corruption, or other unethical business practices	Quantitative	HC-DI-510a.2	
Product Design & Lifecycle Management	Discussion of process to assess and manage environmental and human health considerations associated with chemicals in products, and meet demand for sustainable products	Discussion and Analysis	HC-MS-410a.1	Supply Chain Management: Product Quality and Safety
Supply Chain Management	Percentage of (1) entity's facilities and (2) Tier I suppliers' facilities participating in third-party audit programs for manufacturing and product quality	Quantitative	HC-MS-430a.1	Supply Chain Management
	Description of efforts to maintain traceability within the distribution chain	Discussion and Analysis	HC-MS-430a.2	
	Description of the management of risks associated with the use of critical materials	Discussion and Analysis	HC-MS-430a.3	

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CEO Letter | Making a Premier Impact | Awards and Associations | About This Report | Governance | People and Culture | Social Responsibility | Supply Chain Management | Environmental Management | Frameworks and Standards

Sustainable Accounting Standards Board (SASB)

Continued from previous page

Topic	*Accounting Metric*	*Category*	*SASB Code*	*Report Reference*
Environmental Footprint of Hardware Infrastructure	(1) Total energy consumed, (2) percentage grid electricity, (3) percentage renewable	Quantitative	TC-SI-130a.1	Environmental Management
	(1) Total water withdrawn, (2) total water consumed, percentage of each in regions with High or Extremely High Baseline Water Stress	Quantitative	TC-SI-130a.2	
	Discussion of the integration of environmental considerations into strategic planning for data center needs	Discussion and Analysis	TC-SI-130a.3	
Data Security	(1) Number of data breaches, (2) percentage involving personally identifiable information (PII), (3) number of users affected	Quantitative	TC-SI-230a.1	Governance, Ethics and Responsible Business Practices: Cyber Risk Management, Data Security and Customer Privacy
	Description of approach to identifying and addressing data security risks, including use of third-party cybersecurity standards	Discussion and Analysis	TC-SI-230a.2	
Recruiting & Managing a Global, Diverse & Skilled Workforce	Percentage of employees that are (1) foreign nationals and (2) located offshore	Quantitative	TC-SI-330a.1	Our People and Culture
	Employee engagement as a percentage	Quantitative	TC-SI-330a.2	
	Percentage of gender and racial/ethnic group representation for (1) management, (2) technical staff and (3) all other employees	Quantitative	TC-SI-330a.3	
Managing Systemic Risks from Technology Disruptions	Number of (1) performance issues and (2) service disruptions; (3) total customer downtime	Quantitative	TC-SI-550a.1	Governance, Ethics and Responsible Business Practices: Cyber Risk Management, Data Security and Customer Privacy
	Description of business continuity risks related to disruptions of operations	Discussion and Analysis	TC-SI-550a.2	

Table of Contents

CEO Letter | Making a Premier Impact | Awards and Associations | About This Report | Governance | People and Culture | Social Responsibility | Supply Chain Management | Environmental Management | Frameworks and Standards